                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY




                        Bresnan Communications Group LLC
                           Bresnan Capital Corporation

                            8% Senior Notes due 2009
                      9 1/4% Senior Discount Notes due 2009







                                    INDENTURE



                          Dated as of February 2, 1999









                      State Street Bank and Trust Company,

                                     Trustee

                                TABLE OF CONTENTS


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                                                                                                         Page
                                   ARTICLE I

                        Definitions and Incorporation by Reference

         SECTION 1.01.  Definitions ....................................................................    1
         SECTION 1.02.  Other Definitions ..............................................................   33
         SECTION 1.03.  Incorporation by Reference of Trust Indenture Act ..............................   34
         SECTION 1.04.  Rules of Construction ..........................................................   35

                                   ARTICLE II

                                   The Securities

         SECTION 2.01.  Amount of Securities; Issuable in Series .......................................   36

         SECTION 2.02.  Form and Dating ................................................................   38

         SECTION 2.03.  Execution and Authentication ...................................................   38

         SECTION 2.04.  Registrar and Paying Agent .....................................................   39

         SECTION 2.05.  Paying Agent To Hold Money in Trust ............................................   39

         SECTION 2.06.  Securityholder Lists ...........................................................   40

         SECTION 2.07.  Replacement Securities .........................................................   40

         SECTION 2.08.  Outstanding Securities .........................................................   40

         SECTION 2.09.  Temporary Securities ...........................................................   41

         SECTION 2.10.  Cancelation ....................................................................   41

         SECTION 2.11.  Defaulted Interest .............................................................   41

         SECTION 2.12.  CUSIP Numbers ..................................................................   42


                                   ARTICLE III

                                   Redemption

         SECTION 3.01.  Notices to Trustee .............................................................   42

         SECTION 3.02.  Selection of Securities To Be Redeemed .........................................   43

         SECTION 3.03.  Notice of Redemption ...........................................................   43

         SECTION 3.04.  Effect of Notice of Redemption .................................................   44

         SECTION 3.05.  Deposit of Redemption Price ....................................................   44

         SECTION 3.06.  Securities Redeemed in Part ....................................................   44


                                   ARTICLE IV

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



                                        Covenants
         SECTION 4.01.  Payment of Securities...........................................................   45
         SECTION 4.02.  SEC Reports.    ................................................................   45
         SECTION 4.03.  Limitation on Indebtedness......................................................   46
         SECTION 4.04.  Limitation on Restricted Payments...............................................   49
         SECTION 4.05.  Limitation on Liens.............................................................   53
         SECTION 4.06.  Limitation on Issuance of Guarantees by Restricted Subsidiaries.................   54
         SECTION 4.07.  Limitation on Asset Dispositions................................................   54
         SECTION 4.08.  Limitation on Restrictions on Distributions from Restricted Subsidiaries........   57
         SECTION 4.09.  Limitation on Transactions with Affiliates......................................   59
         SECTION 4.10.  Designation of Restricted and Unrestricted Subsidiaries.........................   61
         SECTION 4.11.  Limitation on Conduct of Business of BCC. ......................................   63
         SECTION 4.12.  Limitation on Conduct of Business of the Company and BCC Prior to the
                         Funding Date...................................................................   63
         SECTION 4.13.  Change of Control...............................................................   63
         SECTION 4.14.  Compliance Certificate..........................................................   65
         SECTION 4.15.  Applicability of Article IV; Investment Grade Ratings...........................   66
         SECTION 4.16.  OID Certificate.................................................................   66
         SECTION 4.17.  Further Instruments and Acts....................................................   66

                                        ARTICLE V

                                        Successor Company

         SECTION 5.01.  When Company and BCC May Merge or Transfer Assets...............................    67
         SECTION 5.02.  Applicability of Article V; Investment Grade Ratings............................   68

                                        ARTICLE VI

                                        Defaults and Remedies

         SECTION 6.01.  Events of Default...............................................................   69





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
         SECTION 6.02.  Acceleration ...................................................................   71

         SECTION 6.03.  Other Remedies .................................................................   72

         SECTION 6.04.  Waiver of Past Defaults ........................................................   72

         SECTION 6.05.  Control by Majority ............................................................   72

         SECTION 6.06.  Limitation on Suits ............................................................   73

         SECTION 6.07.  Rights of Holders To Receive Payment ...........................................   73

         SECTION 6.08.  Collection Suit by Trustee .....................................................   73

         SECTION 6.09.  Trustee May File Proofs of Claim ...............................................   74

         SECTION 6.10.  Priorities .....................................................................   74

         SECTION 6.11.  Undertaking for Costs ..........................................................   74

         SECTION 6.12.  Waiver of Stay or Extension Laws ...............................................   75


                                     ARTICLE VII

                                     Trustee

         SECTION 7.01.  Duties of Trustee ..............................................................   75

         SECTION 7.02.  Rights of Trustee ..............................................................   77

         SECTION 7.03.  Individual Rights of Trustee ...................................................   77

         SECTION 7.04.  Trustee's Disclaimer ...........................................................   78

         SECTION 7.05.  Notice of Defaults .............................................................   78

         SECTION 7.06.  Reports by Trustee to Holders ..................................................   78

         SECTION 7.07.  Compensation and Indemnity .....................................................   78

         SECTION 7.08.  Replacement of Trustee .........................................................   79

         SECTION 7.09.  Successor Trustee by Merger ....................................................   81

         SECTION 7.10.  Eligibility; Disqualification ..................................................   81

         SECTION 7.11.  Preferential Collection of Claims Against Company ..............................   81

                                     ARTICLE VIII

                                     Discharge of Indenture; Defeasance

         SECTION 8.01.  Discharge of Liability on Securities; Defeasance................................   82

         SECTION 8.02.  Conditions to Defeasance........................................................   83

         SECTION 8.03.  Application of Trust Money......................................................   84

         SECTION 8.04.  Repayment to Company............................................................   84

         SECTION 8.05.  Indemnity for Government Obligations............................................   85

         SECTION 8.06.  Reinstatement.  ................................................................   85


                                     ARTICLE IX

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
                                        Amendments

         SECTION 9.01.  Without Consent of Holders......................................................   85
         SECTION 9.02.  With Consent of Holders.........................................................   86
         SECTION 9.03.  Compliance with Trust Indenture Act.............................................   87
         SECTION 9.04.  Revocation and Effect of Consents and Waivers...................................   88
         SECTION 9.05.  Notation on or Exchange of Securities...........................................   88
         SECTION 9.06.  Trustee To Sign Amendments......................................................   88
         SECTION 9.07.  Payment for Consent.............................................................   89

                                        ARTICLE X

                                        Miscellaneous

         SECTION 10.01. Trust Indenture Act Controls ...................................................   89
         SECTION 10.02. Notices ........................................................................   89
         SECTION 10.03.  Communication by Holders with Other Holders ...................................   90
         SECTION 10.04.  Certificate and Opinion as to Conditions Precedent ............................   90
         SECTION 10.05.  Statements Required in Certificate or Opinion .................................   91
         SECTION 10.06.  When Securities Disregarded ...................................................   91
         SECTION 10.07.  Rules by Trustee, Paying Agent and Registrar ..................................   91
         SECTION 10.08.  Legal Holidays ................................................................   91

         SECTION 10.09.  Governing Law .................................................................   92

         SECTION 10.10.  No Recourse Against Others ....................................................   92

         SECTION 10.11.  Successors ....................................................................   92

         SECTION 10.12.  Multiple Originals ............................................................   92

         SECTION 10.13.  Table of Contents; Headings ...................................................   92



         Appendix A -      Provisions Relating to Original Securities,
                           Additional Securities, Private Exchange
                           Securities and Exchange Securities
         Exhibit 1 to
         Appendix A - Form of Initial Security
         Exhibit A          - Form of Exchange Security
         Exhibit B          - Form of Letter of Representation

                                                                                                                Page
                              CROSS-REFERENCE TABLE
                                                                                                              Indenture
                                                                                                               Section
310 (a)(1) ..................................................................................................    7.10
  (a)(2) ....................................................................................................    7.10
  (a)(3) ....................................................................................................    N.A.
  (a)(4) ....................................................................................................    N.A.
  (b) .......................................................................................................    7.08;
                                                                                                                 7.10
  (c) .......................................................................................................    N.A.
311 (a) .....................................................................................................    7.11
  (b) .......................................................................................................    7.11
  (c) .......................................................................................................    N.A.
312 (a) .....................................................................................................    2.06
  (b) .......................................................................................................   10.03
  (c) .......................................................................................................   10.03
313 (a) .....................................................................................................    7.06
  (b)(1) ....................................................................................................    N.A.
  (b)(2) ....................................................................................................    7.06
  (c) .......................................................................................................   10.02
  (d) .......................................................................................................    7.06
314 (a) .....................................................................................................   4.02;
                                                                                                                4.14;
                                                                                                                10.02
  (b) .......................................................................................................    N.A.
  (c)(1) ....................................................................................................   10.04
  (c)(2) ....................................................................................................   10.04
  (c)(3) ....................................................................................................    N.A.
  (d) .......................................................................................................    N.A.
  (e) .......................................................................................................   10.05
  (f) .......................................................................................................    4.10
315 (a) .....................................................................................................    7.01
  (b) .......................................................................................................   7.05;
                                                                                                                10.02
  (c) .......................................................................................................    7.01
  (d) .......................................................................................................    7.01
  (e) .......................................................................................................    6.11
316 (a)
  (last
sentence) ...................................................................................................   10.06
  (a)(1)(A) .................................................................................................    6.05
  (a)(1)(B) .................................................................................................    6.04

                                                                                                            Page
(a)(2) .................................................................................................    N.A.
(b) ....................................................................................................    6.07
317 (a)(1) .............................................................................................    6.08
(a)(2) .................................................................................................    6.09
(b) ....................................................................................................    2.05
318 (a) ................................................................................................   10.01

                           N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

                                    INDENTURE dated as of February 2, 1999,
                           among BRESNAN COMMUNICATIONS GROUP LLC, a Delaware limited liability company (the "Company"), BRESNAN CAPITAL CORPORATION, a Delaware corporation ("BCC"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee (the "Trustee").


                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's and BCC's 8% Senior Notes due 2009 (the "Initial Senior Notes") and 9 1/4% Senior Discount Notes due 2009 (the "Initial Senior Discount Notes" and together with the Initial Senior Notes, the "Initial Securities"), each to be issued, from time to time, in one or more series as in this Indenture provided and, if and when issued pursuant to a private exchange for the Initial Securities, the Company's and BCC's 8% Senior Notes due 2009 (the "Private Exchange Senior Notes") and 9 1/4% Senior Discount Notes due 2009 (the "Private Exchange Senior Discount Notes" and together with the Exchange Senior Notes, the "Private Exchange Securities") and, if and when issued pursuant to a registered exchange for the Initial Securities or Private Exchange Securities, the Company's and BCC's 8% Senior Notes due 2009 (the "Exchange Senior Notes") and 9 1/4% Senior Discount Notes due 2009 (the "Exchange Senior Discount Notes" and together with the Exchange Senior Notes, the "Exchange Securities"). (The Initial Senior Notes, together with the Private Exchange Senior Notes and the Exchange Senior Notes, shall be referred to herein as the "Senior Notes". The Initial Senior Discount Notes, together with the Private Exchange Senior Discount Notes and the Exchange Senior Discount Notes, shall be referred to herein as the "Senior Discount Notes". The Senior Notes, together with the Senior Discount Notes, shall be referred to herein as the "Securities".)


                                    ARTICLE I

                   Definitions and Incorporation by Reference

                  SECTION 1.01.  Definitions.

                  "Accreted Value" of any outstanding Senior Discount Note as of or to any date of determination prior to February 1, 2004, or of any other Indebtedness issued at a price less than the principal amount at stated maturity, means, as of any date of determination, an amount equal to the sum of
(a) the issue price of such Senior Discount Note or Indebtedness, as applicable, as determined in accordance with Section 1273 of the Internal Revenue Code or any successor provisions (which, in the case of the Senior Discount Notes, will be $636.44 per $1,000 principal amount at maturity of Senior Discount Notes) plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Senior Discount Note or Indebtedness, as applicable, within the meaning of Section 1273(a)(2) of the Internal Revenue Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Senior Discount Note or Indebtedness, as applicable) that shall theretofore have accrued pursuant to Section 1272 of the Internal Revenue Code (without regard to Section 1272(a)(7) of the Internal Revenue Code) from the date of issue of such Senior Discount Note or Indebtedness, as applicable, to the date of determination (which amount, in the case of the Senior Discount Notes, shall be amortized on a daily basis and compounded semiannually on each February 1 and August 1 at a rate of 9 1/4% per annum from the Issue Date through the date of determination on the basis of a 360-day year of twelve 30-day months), minus all amounts theretofore paid in respect of such Senior Discount Note or Indebtedness, as applicable, within the meaning of Section 1273(a)(2) of the Internal Revenue Code or any successor provisions (whether such amounts paid were denominated principal or interest). The Accreted Value of any outstanding Senior Discount Note on or after February 1, 2004, will mean the principal amount at maturity of such Senior Discount Note. Notwithstanding the foregoing, if the Company and BCC elect to pay cash interest on the Senior Discount Notes on or after February 1, 2002, and prior to February 1, 2004, the Securities shall cease to accrete, and the Accreted Value and the principal amount at maturity of such Senior Discount Note shall be the Accreted Value on the date of commencement of such accrual as calculated in accordance with the first sentence of this definition.

                  "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary of the Company or (ii) assumed in connection with the acquisition of assets (or from merger or consolidation with or into) such Person, in each case, other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of, or substantially contemporaneously with, the consummation of the transactions by which such Person becomes a Restricted Subsidiary or such asset acquisition shall not constitute Acquired Indebtedness.

                  "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any individual who is a director or officer (a) of such specified Person, (b) of any Subsidiary of such specified Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For the purposes of Section 4.09, "Affiliate" shall also mean (x) any beneficial owner of interests representing 10% or more of the total voting power of the then outstanding Voting Equity Interests (on a fully diluted basis) of the Company and (y) any Person who would be an Affiliate pursuant to the first sentence hereof of any such beneficial owner of interests representing 10% or more of the total voting power of the then outstanding Voting Equity Interests of the Company.

                  "Annualized EBITDA" means, with respect to any Person, the product of such Person's EBITDA for the latest fiscal quarter for which financial statements are available multiplied by four.

                  "Asset Disposition" means any transfer, conveyance, sale, lease, issuance or other disposition by the Company or any Restricted Subsidiary in one or more related transactions (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the Company, but excluding a disposition by a Restricted Subsidiary to the Company or a Restricted Subsidiary or by the Company to a Restricted Subsidiary) of (i) Equity Interests of a Restricted Subsidiary, (ii) substantially of all the assets of the Company or any Restricted Subsidiary representing a division or line of business or (iii) other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business (excluding any transfer, conveyance, sale, lease or other disposition of equipment that is obsolete or no longer used by or useful to the Company; provided that the Company has delivered to the Trustee an Officers' Certificate stating that such criteria are satisfied). The following shall not be Asset Dispositions: (i) when used with respect to the Company, any Asset Disposition permitted pursuant to Article V which constitutes a disposition of all or substantially all of the assets of the Company and the Restricted Subsidiaries taken as a whole or any disposition that constitutes a Change of Control pursuant to this Indenture, (ii) any disposition that constitutes a Restricted Payment permitted by Section 4.04 or a Permitted Investment, (iii) a disposition of Temporary Cash Investments and (iv) any disposition of assets in one or more related transactions with an aggregate Fair Market Value of less than $1.0 million.

                  "Assumed TCI Debt" means the indebtedness to be assumed and repaid by the Parent in connection with the consummation of the TCI Transactions in accordance with the terms of the Contribution Agreement.

                  "AT&T Joint Venture" means the joint venture to be entered into between the Company or a Restricted Subsidiary and AT&T Corp. or an Affiliate thereof relating to the use of the Company's cable television systems in connection with the provision of telephony services by the joint venture.

                  "Attributable Indebtedness" means Indebtedness deemed to be Incurred in respect of a Sale and Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Equity Interest, the quotient obtained by dividing (i) the sum of the products of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Equity Interest multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Bresnan Family Member" means William J. Bresnan, his spouse and descendants (including spouses of his descendants), any trust established solely for the benefit of any of the foregoing individuals, or any partnership or other entity at least 80%-owned or controlled, directly or indirectly, by any of the foregoing persons.

                  "Business Day" means each day that is not a Legal Holiday.

                  "Cable Business" means the ownership, development, operation and/or acquisition of cable television systems.

                  "Cable Programming Business" means the ownership, development or provision of cable television programming.

                  "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Change of Control" means (i) at any time prior to the first Public Equity Offering that results in a Public Market, the occurrence of any of the following events:

                  (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, is (including as a result of consolidation or merger, sale, transfer, lease conveyance or other disposition of assets, or otherwise) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Equity Interests of the General Partner at any time that the Permitted Holders are the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in the aggregate of less than 50% of the total voting power of the Voting Equity Interests of the Company (for purposes of this clause (A), such person or group shall be deemed to beneficially own any Voting Equity Interests of an entity (the "specified entity") held by any other entity (the "parent entity") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total Equity Interests of such parent entity); or

                  (B) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5 (b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, is (including as a result of consolidation or merger, sale, transfer, lease conveyance or other disposition of assets, or otherwise) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Equity Interests of the Company (for purposes of this clause (B), such person or group shall be deemed to beneficially own any Voting Equity Interests of an entity (the "specified entity") held by any other entity (the "parent entity") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total Equity Interests of such parent entity); or

                  (C) the holders of the Equity Interests of the Company shall have approved any plan of liquidation or dissolution of the Company (other than in connection with a reorganization effected for the sole purpose of facilitating a Public Equity Offering that is consummated within 30 days of such approval); and

                  (ii) on or after the first Public Equity Offering that results in a Public Market, the occurrence of any of the following events:

          (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, is (including as a result of consolidation or merger, sale, transfer, lease conveyance or other disposition of assets, or otherwise) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35% or more of the total voting Power of the Voting Equity Interests of the Company at any time that the Permitted Holders are the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Equity Interests of the Company than such other person or group (for purposes of this clause
     (A), such person or group shall be deemed to beneficially own any Voting Equity Interests of an entity (the "specified entity") held by any other entity (the "parent entity") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total Equity Interests of such parent entity); or

                  (B) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by the Board of Directors or whose nomination for election by the holders of the Voting Equity Interests of the Company was approved by a vote of a majority of the members then still in office who were either members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

                  (C) the holders of the Equity Interests of the Company shall have approved any plan of liquidation or dissolution of the Company.

                  "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Company Employee" means an employee of the Parent, the General Partner, Bresnan Communications, Inc. or BCI Management, L.P., who, for the twelve-month period immediately preceding or following the date of determination, has spent or is reasonably expected in good faith to spend a substantial amount of his or her working time performing management or administrative services for the Company.

                  "Consolidated Interest Expense" means, for any Person (or in the case of the Company, the Company and its Restricted Subsidiaries), for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, fees payable in connection with financing, including commitment, availability and similar fees (but excluding amortization of deferred financing fees related to the Financings), noncash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under, and the net costs associated with, any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends in respect of Equity Interests meeting the requirements of "Disqualified Equity Interests" in such Person, the amount of Preferred Equity Interest dividends in respect of all Preferred Equity Interests in Subsidiaries of such Person held by Persons other than such Person or a Restricted Subsidiary of such Person equal to the quotient of such dividend divided by the difference between one and the maximum statutory Federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Equity Interest, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and the interest component of rentals in respect of any Capitalized Lease Obligation or Sale and Leaseback Transaction paid, accrued or scheduled to be paid or accrued by such Person during such period, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capitalized Lease Obligation or a Sale and Leaseback Transaction shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation or Sale and Leaseback Transaction in accordance with GAAP consistently applied.

                  "Consolidated Net Income" of a Person means for any period, the net income (loss) of such Person and its Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income (i) with respect to the Company, any net income
(loss) of any Person if such Person is not a Restricted Subsidiary, except that
(a) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and
(b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (ii) any net income (loss) of any Person acquired by such Person or a

Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) with respect to the Company, any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (a) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any net after-tax gain (or loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Equity Interests in any Person, (v) any net after-tax extraordinary gain or loss, (vi) the net after-tax cumulative effect of a change in accounting principles and (vii) for purposes of calculating the Leverage Ratio only, any net after-tax income (or loss) from discontinued operations.

                  "Contribution Agreement" means the Contribution Agreement, dated as of June 3, 1998, as amended prior to the Issue Date, by and among Blackstone Cable Acquisition Company, LLC, the Parent and certain of its affiliates (including William J. Bresnan), TCID of Michigan, Inc., and certain affiliates of Tele-Communications, Inc.

                  "Cumulative EBITDA" means at any date of determination the aggregate amount of EBITDA of the Company during the period (treated as one accounting period) from the beginning of the first full fiscal quarter following the fiscal quarter during which the Funding Date occurs to the end of the most recent fiscal quarter ending prior to the date of determination for which financial statements are available or required or, if such aggregate EBITDA for such period is negative, the amount (expressed as a negative number) by which such cumulative EBITDA is less than zero.

                  "Cumulative Interest Expense" means at any date of determination the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during the period (treated as one accounting period) from the beginning of the first full fiscal quarter following the fiscal quarter during which the Funding Date occurs to the end of the most recent fiscal quarter ending prior to the date of determination for which financial statements are available or required determined on a consolidated basis in accordance with GAAP.

                  "Default" means any event which is, or after notice or the passage of time or both would be, an Event of Default.

                  "Disqualified Equity Interest" means, with respect to any Person, any Equity Interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise
(a)(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof, in whole or in part, or (iii) is or may become convertible or exchangeable at the option of the holder for Indebtedness and (b) as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur, on or prior to the Stated Maturity of the Securities; provided, however, that Equity Interests in such Person that would not otherwise be characterized as Disqualified Equity Interests under this definition shall not constitute Disqualified Equity Interests if (A) such Equity Interests are convertible or exchangeable into Indebtedness solely at the option of such Person or (B) such Equity Interests would be Disqualified Equity Interests solely because such Equity Interests require such Person to make an offer to purchase such Equity Interests upon the occurrence of certain events and such Equity Interests expressly provide that such offer may not be satisfied until all the Securities have been paid in full.

                  "Domestic Telecommunications Business" means (i) a Person actively engaged in, or assets constituting plant, property or equipment used in the operation of, a Cable Business, (ii) a Person actively engaged in a Cable Programming Business or (iii) a Person actively engaged in, or assets which comprise, a Related Business the services of which are offered in connection with the operation, or utilizing the facilities, of a cable television system; provided that each such Cable Business, Cable Programming Business or Related Business is located in the United States.

                  "EBITDA" means, for any Person, for any period, an amount equal to (A) the sum of (i) Consolidated Net Income for such period, plus, to the extent deducted in the calculation of Consolidated Net Income, (ii) the provision for taxes for such period based on income or profits and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other noncash items reducing Consolidated Net Income for such period, plus (vii) any fees and expenses directly related to an offering of the Equity Interests of such Person, Permitted Investments, acquisitions or recapitalizations (in the case of the Company, including the recapitalization pursuant to the terms of the Contribution Agreement) or Indebtedness, in each case, otherwise permitted under this Indenture, minus (B) all noncash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied, except that with respect to the Company, each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only.

                  "Equity Interest Sale Proceeds" means the sum of (a) the aggregate Net Cash Proceeds received by the Company from (i) the issue or sale (other than to a Subsidiary of the Company or an employee ownership plan or trust established by the Company or any Subsidiary of the Company) by the Company of any class of its Equity Interests (other than Disqualified Equity Interests) on or after the Issue

Date or (ii) contributions to the equity capital of the Company on or after the Issue Date which do not themselves constitute Disqualified Equity Interests and
(b) the Fair Market Value, as determined by an Independent Appraiser with experience underwriting debt and/or equity securities for operators of Domestic Telecommunications Businesses, of any Domestic Telecommunications Business contributed to the Company by Tele-Communications, Inc. or its Affiliates in exchange in whole or in part for Equity Interests (other than Disqualified Equity Interests) in the Company on or after the Issue Date.

                  "Equity Interests" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrants, options or other interest (whether or not currently exercisable) in the nature of an interest in equity in such Person (including Preferred Equity Interests, but excluding any debt security convertible or exchangeable into such equity interest), entitling the holders thereof (together with the holders of all other interests of the same class) to a pro rata share of any dividend or distribution, or a pro rata participation in any other allocation, of the profits of such Person.

                  "Equity Offering" means a public or private offering by the Company or a Person that owns all the outstanding Equity Interests of the Company for cash of its Equity Interests (other than Disqualified Equity Interests).

                  "Escrow Agreement" means the escrow agreement in the form attached as Exhibit B to the Purchase Agreement.

                  "Event of Default" has the meaning set forth under
Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Contributions" means the aggregate Net Cash Proceeds received by the Company after the Issue Date from (a) contributions to the equity capital of the Company (which do not themselves constitute Disqualified Equity Interests) for the purpose of making an Investment in accordance Section 4.04(b)(ix) and (xi) and (b) the sale

(other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) of Equity Interests (other than Disqualified Equity Interests) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by an Officer of the Company, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(iii).

                  "Fair Market Value" means with respect to any Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (i) if such Property has a Fair Market Value of less than $5.0 million, by any Officer of the Company or (ii) if such Property has a Fair Market Value equal to or in excess of $5.0 million, by a majority of the Governing Authority and evidenced by a Resolution, dated within 30 days of the relevant transaction, of the Governing Authority delivered to the Trustee.

                  "Funding Date" means either (i) if the Escrow Agreement is not executed on the date hereof, the date hereof or (ii) if the Escrow Agreement is executed on the date hereof, the meaning given to such term in the Escrow Agreement.

                  "GAAP" means United States generally accepted accounting principles as in effect in the United States on the Issue Date.

                  "General Partner" means the Person acting as the managing general partner of the Parent.

                  "Governing Authority" means, with respect to the Company, the General Partner (subject to the approval of the limited partners of the Parent, when and as provided in the Partnership Agreement), the advisory committee, the executive committee, management committee, board of directors or similar governing body of the Company, or any authorized committee thereof, in any such case, with the authority to manage the business and affairs of the Company.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, foreign exchange contract, currency swap agreement, currency option or any other similar agreement or arrangement.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Security register described in Section 2.04 as the registered holder of any Security.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided further that solely for purposes of determining compliance with Section

4.03, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness.

                  "Indebtedness" means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any Property (excluding any balances that constitute subscriber advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) Indebtedness of other Persons secured by a Lien to which the Property owned or held by such first-named Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such Property or the amount of the Indebtedness so secured), (iii) Guarantees of Indebtedness of other Persons, (iv) any Disqualified Equity Interests, (v) any Attributable Indebtedness, (vi) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations entered into in connection with the borrowing of money or the obtaining of advances or credit (other than the extension of credit represented by the issuance for the account of the Company or any of its Restricted Subsidiaries of such letter of credit itself)) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit, (vii) Preferred Equity Interests (owned other than by such Person) in its Restricted Subsidiaries and (viii) any payment obligations of any such Person at the time of determination under any Hedging Obligation. For purposes of this definition, the maximum fixed repurchase price of any Disqualified Equity Interest that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interest as if such Disqualified Equity Interest were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Disqualified Equity Interest is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Equity Interest. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any contingent obligations in respect thereof at such date. In the case of Indebtedness sold at a discount, the amount of such Indebtedness shall at all times be the Accreted Value of such Indebtedness at the date of determination as determined in conformity with GAAP. For purposes of this definition, the amount of the payment obligation with respect to any Hedging Obligation shall be an amount equal to (i) zero, if such obligation is an Interest Rate Agreement permitted pursuant to Section 4.03(b)(vi) or (ii) the amount appearing as a liability under GAAP in respect of such Hedging Obligation, if such Hedging Obligation is not an Interest Rate Agreement so permitted. Notwithstanding the foregoing, Indebtedness shall not include any interest or accrued interest.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Independent Appraiser" means an investment banking firm of national standing or any third-party appraiser of national standing; provided, however, that such firm or appraiser is not an Affiliate of the Company or Tele-Communications, Inc.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

                  "Investment" by any Person means any direct or indirect loan or advance (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Equity Interests, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB-(or the equivalent) by S&P.

                  "Issue Date" means the date on which the Original Securities are initially issued.

                  "Leverage Ratio" means the ratio of (i) the outstanding Indebtedness of a Person and its

Restricted Subsidiaries to (ii) the Annualized EBITDA of such Person and its Restricted Subsidiaries.

                  For purposes of computing the Company's Leverage Ratio, if (a) since the beginning of the relevant period, the Company or any Restricted Subsidiary shall have made any Asset Disposition or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business (including cable television systems) or shall have Incurred or Repaid any Indebtedness or shall have classified in accordance with GAAP any operations as discontinued, (b) the transaction giving rise to the need to calculate the Leverage Ratio is such an Asset Disposition, Investment, acquisition, Incurrence or Repayment of Indebtedness or discontinuation of operations or (c) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Disposition, Investment or acquisition, Incurrence or Repayment of Indebtedness or discontinuation of operations, the Leverage Ratio for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment, acquisition, Incurrence or Repayment of Indebtedness or discontinuation of operations as if such Asset Disposition, Investment, acquisition, Incurrence or Repayment of Indebtedness or discontinuation of operations occurred on the first day of such period.

                  Any such pro forma calculation may include adjustments in the reasonable determination of the Company as quantified and set forth in an Officers' Certificate, to (i) reflect identified operating expense reductions reasonably expected to result from any acquisition or (ii) eliminate the effect of any extraordinary accounting event with respect to any acquired Person on Consolidated Net Income.

                  "Lien" means with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capitalized Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction); provided that in no event shall an operating lease that is not a Capitalized Lease Obligation or Sale and Leaseback Transaction be deemed to constitute a Lien.

                  "Moody's" means Moody's Investors Service, Inc., or any successor to the rating agency business thereof.

                  "Net Available Proceeds" from any Asset Disposition by any Person means cash or cash equivalents received (including amounts received by way of sale or discounting of any note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such Property) therefrom by such Person, net of (i) all legal, title and recording taxes, expenses and commissions and other fees and expenses (including appraisals, brokerage commissions and investment banking fees) Incurred and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures of such Person as a result of such Asset Disposition and (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such Property and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the governing body of such Person, in its reasonable good faith judgment evidenced by a resolution of such governing body filed with the Trustee; provided, however, that any reduction in such reserve within 12 months following the consummation of such Asset Disposition will be, for all purposes of this Indenture and the Securities, treated as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction; provided further, however, that, in the event that any consideration for a transaction (which would otherwise constitute Net Available Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, at such time as such portion of the consideration is released to such Person or its Restricted Subsidiary from escrow, such portion shall be treated for all purposes of this Indenture and the Securities as a new Asset Disposition at the time of such release from escrow with Net Available Proceeds equal to the amount of such portion of consideration released from escrow.

                  "Net Cash Proceeds", with respect to any issuance or sale of Equity Interests, means the aggregate cash or Temporary Cash Investments received as proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "New Credit Facility" means the Loan Agreement to be dated as of the Funding Date by and among Bresnan Telecommunications Company LLC, as borrower, and the lenders from time to time party thereto, including any collateral documents, instruments and agreements executed in connection therewith, substantially on terms as described in the Offering Memorandum under "Description of the New Credit Facility". The term "New Credit Facility" shall also include any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof with another credit facility and any credit facilities that replace, refund or refinance any part of the loans, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount that may be borrowed thereunder or alters the maturity thereof, with the same or different lenders.

                  "New Supply Agreement" means the programming supply agreement, dated as of the Funding Date, between BTC and Satellite Services, Inc., a subsidiary of Tele-Communications, Inc.

                  "Offer to Purchase" means a written offer (the "Offer") sent by the Company to each Holder of Securities offering to purchase up to the principal amount in the case of the Senior Notes and the principal amount at maturity in the case of the Senior Discount Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Securities within 5 Business Days after the Expiration Date. The Company shall notify the Trustee at least 10 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and material necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

                  (a) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

                  (b) the Expiration Date and the Purchase Date;

                  (c) the aggregate principal amount in the case of the outstanding Senior Notes and aggregate principal amount at maturity in the case of the outstanding Senior Discount Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Section 4.07) (the "Purchase Amount");

                  (d) the purchase price to be paid by the Company for $1,000 aggregate principal amount in the case of the Senior Notes and aggregate principal amount at maturity in the case of the Senior Discount Notes accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

                  (e) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount in the case of the Senior Notes and principal amount at maturity in the case of the Senior Discount Notes;

                  (f) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

                  (g) that any Securities not tendered or tendered but not purchased by the Company will continue to accrue or accrete interest, as the case may be;

                  (h) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon, if any, shall cease to accrue or accrete, as the case may be, on and after the Purchase Date;

                  (i) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing);

                  (j) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount in the case of the Senior Notes and the principal amount at maturity in the case of the Senior Discount Notes the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his or her tender;

                  (k) that (i) if Securities in an aggregate principal amount in the case of the Senior Notes and aggregate principal amount at maturity in the case of the Senior Discount Notes less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and
         (ii) if Securities in an aggregate principal amount in the case of the Senior Notes and aggregate principal amount at maturity in the case of the Senior Discount Notes in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount in the case of the Senior Notes and aggregate principal amount at maturity in the case of the Senior Discount Notes equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 principal amount in the case of the Senior Notes and principal amount at maturity in the case of the Senior Discount Notes or integral multiples thereof shall be purchased); and

                  (l) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, or any authorized denomination as required by such Holder, in an aggregate principal amount in the case of the Senior Notes and aggregate principal amount at maturity in the case of the Senior Discount Notes equal to and in exchange for the unpurchased portion of the Security so tendered.

                  Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase. The Company and BCC will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities in connection with an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Offer to Purchase, the Company and BCC will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations described above by virtue thereof.

                  "Offering Memorandum" means the Offering Memorandum dated January 25, 1999, pursuant to which the Original Securities were offered.

                  "Officer" means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, any Senior Vice President, any Executive Vice President, the Vice President--Finance, the Vice President--Controller, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be counsel to the Company, the General Partner or the Trustee.

                  "Parent" means Bresnan Communications Company Limited Partnership, a Michigan limited partnership and owner of all of the equity interests of the Company.

                  "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement of the Parent, dated as of the Funding Date.

                  "Pass-Through Entity" means a partnership, limited liability company, "S corporation" or any other entity that is not subject to federal income tax and whose members are taxed on a distributive share of such entity's income.

                  "Permitted Holder" shall mean any Bresnan Family Member, TCI Communications Inc. and its successors (resulting from any corporate reorganization contemplated on the Issue Date or any internal corporate reorganization), Blackstone Capital Partners III Merchant Banking Fund L.P. and, in each case, their respective Affiliates. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Cable Business, a Cable Programming Business or a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Cable Business, a Cable Programming Business or a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans and advances to Company Employees (such loans to be made either directly to such employees or through the Parent, the General Partner, Bresnan Communications, Inc., or BCI Management, L.P.); provided that such loans and advances do not exceed $5.0 million at any one time outstanding; (vii) any Person to the extent such Investment represents the noncash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.07; (viii) Equity Interests, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (ix) any Investment existing on the Funding Date; and (x) Investments consisting of the licensing or contribution of intellectual property (excluding franchises and licenses required to own or operate Property) pursuant to joint marketing arrangements with other Persons.

                  "Permitted Liens" means (i) Liens Incurred by the Company or any of its Restricted Subsidiaries if, after giving effect to such Incurrence on a pro forma basis, the amount of the total Indebtedness of the Company and its Restricted Subsidiaries that is secured by a Lien does not exceed the product of the Annualized EBITDA of the Company multiplied by 2.5; (ii) Liens on the Property of the Company or any of its Restricted Subsidiaries existing on the Issue Date; (iii) Liens on the Property of the Company or any of its Restricted Subsidiaries to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in any of clauses (i), (ii), (vii) or (x); provided, however, that any such Lien will be limited to all or part of the same Property that secured the original Indebtedness (plus improvements on such Property) and the aggregate principal amount of Indebtedness that is secured by such Lien will not be increased to an amount greater than the sum of (A) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness described under clauses (i), (ii), (vii) and (x) at the time the original Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any premiums, fees and other expenses Incurred by the Company or any of its Restricted Subsidiaries in connection with such extension, renewal, refinancing, replacement or refunding; (iv) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any of its Restricted Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; (v) Liens imposed by law, such as landlords' and carriers', warehousemen's, suppliers', materialmen's, repairmen's and mechanics' Liens and other similar Liens on the Property of the Company or any of its Restricted Subsidiaries which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (vi) Liens on the Property of the Company or any of its Restricted Subsidiaries Incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice; (vii) Liens on Property at the time the Company or any of its Restricted Subsidiaries acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Lien shall not have been Incurred in anticipation of such transaction or series of related transactions pursuant to which such Property was acquired by the Company or any of its Restricted Subsidiaries; (viii) zoning restrictions, licenses, restrictions on the use of real property, minor irregularities in the title thereto, or other Liens on the Property of the Company or any of its Restricted Subsidiaries incidental to the conduct of their respective businesses or the ownership of their respective Properties which (except for acknowledgments in any credit agreement of the lenders' right to set off deposits held by such lenders so long as such deposits were made in the ordinary course of business and not with the intent to provide collateral to such lenders) were not created in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their respective Properties or materially impair the use thereof in the operation of their respective businesses; (ix) pledges or deposits by the Company or any of its Restricted Subsidiaries under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any of its Restricted Subsidiaries is a party, or deposits to secure public or statutory obligations of the Company or any of its Restricted Subsidiaries, or deposits for the payment of rent; (x) Liens on Property securing Acquired Indebtedness; provided, however, that any such Lien (A) was not Incurred in connection with, or in contemplation of, the Person obligated with respect to such Acquired Indebtedness becoming a Restricted Subsidiary or the acquisition relating to such Acquired Indebtedness and (B) may not extend to any other Property of the Company or any other Restricted Subsidiary which is not a direct Subsidiary of such Person; (xi) utility easements, rights-of-way, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in the aggregate materially detract from the value or materially impair the use of such property; (xii) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and its Subsidiaries; (xiii) customary Liens contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale or created by the grant of options to purchase such assets; provided, in any such case, the sale of such assets is not otherwise prohibited under this Indenture; (xiv) Liens on the Property of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owed to the Company; (xv) judgment Liens in an aggregate amount outstanding at any one time of not more than

$15.0 million; provided such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (xvi) any interest or title of a lessor under any Capitalized Lease Obligation otherwise permitted under this Indenture; provided that such Liens do not extend to any Property which is not leased property subject to such Capitalized Lease Obligation; (xvii) Liens to secure Indebtedness permitted to be incurred under Section 4.03(b)(ix); provided that any such Lien (A) may not extend to any Property of the Company or any Restricted Subsidiary other than the Property acquired, constructed or leased with the proceeds of such Indebtedness any improvements or accessions to such Property and (B) shall be created within 180 days of the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary; (xviii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or other goods; (xix) Liens securing reimbursement obligations with respect to commercial letters of credit created in the ordinary course of business which encumber Property relating to such letters of credit and products and proceeds thereof; (xx) Liens securing Indebtedness under Hedging Obligations otherwise permitted under this Indenture; (xxi) Liens securing Indebtedness outstanding under the New Credit Facility that are created while commitments under the New Credit Facility are outstanding; and (xxii) Liens on Equity Interests of Unrestricted Subsidiaries to secure nonrecourse Indebtedness of such Unrestricted Subsidiary; provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary other than such Equity Interests; provided further that any holder of Indebtedness of the Company or any Restricted Subsidiary shall not have the ability to declare a default or accelerate payment thereunder upon the occurrence of a default under the Indebtedness secured by such Lien.

                  "Permitted Refinancing Indebtedness" means any extensions, renewals, substitutions, refinancings or replacements of any Indebtedness, including any successive extensions, renewals, substitutions, refinancings or replacements so long as (i) such Permitted Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus any interest and premium payable thereon and any fees and expenses incurred in connection therewith, (ii) the Average Life of such Indebtedness is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) the Stated Maturity of such Indebtedness is no earlier than the earlier of (a) the Stated Maturity of the Indebtedness being extended, renewed, substituted for, refinanced or replaced and (b) the first anniversary of the Stated Maturity of the Securities and (iv) to the extent such new Indebtedness extends, renews, substitutes for, refinances or replaces Indebtedness subordinated or pari passu to the Securities, such new Indebtedness is subordinated or pari passu to the same extent as the Indebtedness being extended, renewed, substituted for, refinanced or replaced; provided that Permitted Refinancing Indebtedness shall not include (a) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company except to the extent that such Restricted Subsidiary was, prior to such refinancing, a guarantor of such Indebtedness, or (b) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and provided further that, subject to the foregoing proviso, subclause (iv) of this definition will not apply to any extension, renewal, substitution for refinancing or replacement of Indebtedness of any Restricted Subsidiary that is not a guarantor of the Securities.

                  "Person" means any individual, corporation, company (including limited liability company), partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Equity Interest" means any Equity Interest in a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Equity Interests issued by such Person.

                  "principal" of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Equity Interests in any other Person (but excluding Equity Interests or other securities issued by such Person).

                  "Public Equity Offering" means an underwritten public offering of common stock of the Company (or a corporation owning all of the outstanding Equity Interests of the Company) pursuant to an effective registration statement under the Securities Act.

                  "Public Market" means any time after (a) a Public Equity Offering has been consummated and (b) at least 15% of the total issued and outstanding common stock of the Company (or a corporation owning all of the outstanding Equity Interests of the Company) has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

                  "Purchase Money Indebtedness" means Indebtedness (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the Stated Maturity of such Indebtedness does not exceed the anticipated useful life of the Property being financed, and (b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto; provided, however, that such Indebtedness is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

                  "Rating Agencies" mean Moody's and S&P.

                  "Redeemable Dividend" means, for any dividend with regard to Disqualified Equity Interests, the quotient of the dividend divided by the difference between one and the maximum statutory Federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Equity Interests.

                  "Related Business" means the provision of high-speed data services, Internet access, interactive services, telephony (including personal communications services) and/or any other telecommunications service.

                  "Relevant Taxpayer" means (i) in the case of any beneficial owner of an Equity Interest in the Company that is an individual, such individual; (ii) in the case of any beneficial owner of an Equity Interest in the Company that is taxed as a corporation, such corporation; (iii) in the case of any beneficial owner of an Equity Interest in the Company that is a Pass-Through Entity, such Pass-Through

Entity itself and any indirect individual, corporate, trust or estate beneficial owner of an Equity Interest in the Company through such Pass-Through Entity; and
(iv) in the case of any direct or indirect beneficial owner of an Equity Interest in the Company that is a trust or an estate, such trust or estate and any individual (or other trust and estate) which is a beneficiary of such trust or estate to the extent that such individual (or other trust or estate) is taxable on the income of such trust or estate. A Person shall be considered an indirect owner of an Equity Interest in the Company only to the extent that such Person has an indirect interest in the Company through a Pass-Through Entity or a trust or estate or through multiple tiers of Pass-Through Entities, trusts or estates (or any combination thereof). Notwithstanding anything in this paragraph to the contrary, the term Relevant Taxpayer shall not include Tele-Communications, Inc., or any affiliate thereof.

                  "Repay" means, in respect of any Indebtedness, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Indebtedness. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 4.07 and the definition of "Leverage Ratio", Indebtedness shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

                  "Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the General Partner to have been duly adopted by the Governing Authority (or the General Partner if the General Partner constitutes the Governing Authority (subject to the adoption by the limited partners of the Parent, when and as provided in the Partnership Agreement)) and to be in full force and effect on the date of such certification and delivered to the Trustee.

                  "Restricted Payment" means (i) any dividend or distribution (whether made in cash, Property or securities) declared or paid on or with respect to any Equity Interest in the Company except dividends or distributions payable solely in Equity Interests (other than Disqualified Equity Interests) in the Company or in warrants, rights, or options to purchase or acquire (other than debt securities convertible into an Equity Interest), directly or indirectly, any Equity Interests (other than Disqualified Equity Interests) in the Company; (ii) a payment made by the Company or any Restricted Subsidiary to purchase, redeem, acquire or retire any Equity Interests in the Company or Equity Interests in any Affiliate of the Company (other than a Restricted Subsidiary) or any warrants, rights or options to directly or indirectly purchase or acquire any such Equity Interests or any securities exchangeable for or convertible into any such Equity Interests, except for payments made to the Company or a Restricted Subsidiary; (iii) a payment made by the Company or any Restricted Subsidiary to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the purchase, repurchase, or other acquisition of any Indebtedness subordinate in right of payment to the Securities purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), Indebtedness of the Company which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Securities; (iv) an Investment (other than Permitted Investments), including a deemed Investment pursuant to Section 4.10(a)(ii)(B), in any Person.

                  "Restricted Subsidiary" means (a) BCC; (b) any Subsidiary of the Company unless such Subsidiary shall have been designated as an Unrestricted Subsidiary as permitted pursuant to Section 4.10 and (c) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to Section 4.10.

                  "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

                  "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

                  "SEC" means the Securities and Exchange
Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act as such Regulation is in effect on the Issue Date.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal or Accreted Value, as applicable, of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

                  "Tax Distribution" shall have the meaning given to such term in Section 3.3(a) of the Partnership Agreement as in effect on the Funding Date (as such Tax Distribution is described in the Offering Memorandum under "Description of the Partnership Agreement--Tax Distributions").

                  "Tax Liability" means an amount, for each year, equal to the Tax Distribution determined with respect to each Relevant Taxpayer.

                  "TCID Note" means the note dated May 12, 1988 issued by the Parent to TCID of Michigan, Inc., a Nevada corporation, in the principal amount of $25,000,000.

                  "TCI Transactions" means the transactions contemplated by the Contribution Agreement, including the contribution of all cable television systems owned by the Parent and certain cable television systems owned by affiliates of Tele-Communications, Inc., in each case to a subsidiary of the Company.

                  "Tele-Communications, Inc." means Tele-Communications, Inc., a Delaware corporation, and any successor thereto by way of merger or consolidation or by transfer of all or substantially all the assets of such first-named Person.

                  "Temporary Cash Investments" means any of the following: (i) Investments in U.S. Government Obligations or in securities guaranteed by the United States of America, in each case maturing within 90 days of the date of acquisition thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act)), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-l" (or higher) according to Moody's or "A-l" (or higher) according to S&P

(or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act)) and (v) investments in money market funds that are registered under the Investment Company Act of 1940, which have net assets of at least $500.0 million and at least 85% of whose assets are investments or other obligations of the type described in clauses (i) through (iv) of this definition.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the TIA is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any officer within the Corporate Trust Division of the Trustee (or any successor group of the trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means (a) any Subsidiary of the Company which is designated after the Issue Date as an Unrestricted Subsidiary as permitted pursuant to Section 4.10 and (b) any Subsidiary of an Unrestricted Subsidiary and until such time, in each case, as it may thereafter be redesignated as a Restricted Subsidiary as permitted pursuant to Section 4.10.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Equity Interests" means the Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect or appoint the board of directors, executive committee or other governing body of such corporation or Person or generally having the right to vote with respect to organizational matters of such Person or generally having the right to vote with respect to or veto significant transactions or activities with respect to such Person or a Person holding a majority interest in such Person; provided, however, that Preferred Equity Interests with customary contingent voting rights shall not be deemed Voting Equity Interests solely by virtue of such contingent voting rights.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company, greater than 95% of the then outstanding Equity Interests in which (other than directors' qualifying shares) are owned by the Company and/or one or more other Wholly Owned Subsidiaries.

                  SECTION 1.02.  Other Definitions.

                                                               Defined in
                     Term                                       Section
"Affiliate Transaction"................................               4.09
"Bankruptcy Law".......................................               6.01
"Base Amount"..........................................               4.04
"Change of Control Offer"..............................               4.13
"Change of Control Payment Date".......................               4.13
"Change of Control Purchase Price".....................               4.13
"covenant defeasance option"...........................               8.01
"Custodian"............................................               6.01
"Event of Default".....................................               6.01
"Excess Proceeds"......................................               4.07
"Exchange Security"....................................      Appendix A
"First Six Fiscal Quarters"............................               4.03
"Funding Conditions"...................................      Appendix A
"Global Security"......................................      Appendix A
"Guaranteed Indebtedness...............................               4.06
"legal defeasance option"..............................               8.01
"Legal Holiday"........................................              10.08
"Mandatory Redemption Date"............................      Appendix A
"OID"..................................................               2.01
"Original Securities"..................................               2.01

"Original Senior Discount Notes........................               2.01
"Original Senior Notes"................................               2.01
"Paying Agent".........................................               2.04
"Private Exchange Security"............................      Appendix A
"Purchase Date"........................................               4.07
"Registered Exchange Offer"............................      Appendix A
"Registrar"............................................               2.04
"Shelf Registration Statement".........................      Appendix A
"Subsidiary Guarantee".................................               4.06
"Surviving Person".....................................               5.01
"Suspended Covenants"..................................               4.15

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Prior to the effectiveness of the registration statement relating to the Registered Exchange Offer or the Shelf Registration Statement, this Indenture shall be governed by the provisions of the TIA. After the effectiveness of either the registration statement relating to the Registered Exchange Offer or the Shelf Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a
Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, BCC and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) the Accreted Value of any noninterest bearing or other discount security at any date shall be the Accreted Value thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (8) the principal amount of any Preferred Equity Interests shall be the greater of (i) the maximum liquidation value of such Preferred Equity Interests or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Equity Interests.


                                   ARTICLE II

                                 The Securities

                  SECTION 2.01. Amount of Securities; Issuable in Series. As provided in Appendix A hereto, the aggregate principal amount of Senior Notes which may be authenticated and delivered under this Indenture is $250,000,000 and the aggregate gross proceeds of Senior Discount Notes which may be authenticated and delivered under this Indenture is

$200,000,000. All Senior Notes, on the one hand, and all Senior Discount Notes, on the other hand, shall be substantially identical in all respects other than issue prices, issuance dates and denominations. The Securities may be issued in one or more series; provided, however, that (i) any Securities issued with original issue discount ("OID") for Federal income tax purposes shall not be issued as part of the same series as any Securities that are issued with a different amount of OID or are not issued with OID and (ii) Senior Notes and Senior Discount Notes may not be part of the same series.

                  Subject to Section 2.03, the Trustee shall authenticate Senior Notes for original issue on the Issue Date in the aggregate principal amount of $170,000,000 (the "Original Senior Notes") and Senior Discount Notes for original issue on the Issue Date in the aggregate principal amount at maturity of $275,000,000 (approximately $175,021,000 gross proceeds) (the "Original Senior Discount Notes" and, together with the Original Senior Notes, the "Original Securities"). With respect to any Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Securities pursuant to
Section 2.07, 2.09 or 3.06 or Appendix A), there shall be established in or pursuant to a resolution of the Governing Authority, and subject to Section 2.03, set forth, or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

                  (1) whether such Securities shall be issued as part of a new or existing series of Securities and the title of such Securities (which shall distinguish the Securities of the series from Securities of any other series);

                  (2) the aggregate principal amount, in the case of the Senior Notes, or principal amount at maturity, in the case of the Senior Discount Notes, of such Securities that may be authenticated and delivered under this Indenture, which shall be in an aggregate principal amount not to exceed $80,000,000 in the case of the Senior Notes and a principal amount at maturity aggregating no more than $24,979,000 gross proceeds in the case of the Senior Discount Notes (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 2.07,
         2.09 or 3.06 or Appendix A and except for Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

                  (3) the issue price and issuance date of such Securities, including the date from which interest on such Securities shall accrue or accrete, as applicable;

                  (4) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.3 or 2.4 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

                  (5) if applicable, that such Securities shall not be issued in the form of Initial Securities subject to Appendix A, but shall be issued in the form of Private Exchange Securities or Exchange Securities as set forth in Exhibit A.

                  If any of the terms of any series are established by action taken pursuant to a resolution of the Governing Authority, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of each of the Company and BCC and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the trust indenture supplemental hereto setting forth the terms of the series.

                  SECTION 2.02. Form and Dating. Provisions relating to the Initial Securities of each series are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities of each series and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Private Exchange Securities and the Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or BCC is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company and BCC. Each Security shall be dated the date of its authentication. The terms of the Securities of each series set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

                  SECTION 2.03. Execution and Authentication. Two Officers shall sign the Securities for the Company and BCC by manual or facsimile signature. Each of the Company's and BCC's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company and BCC may deliver Securities of any series executed by the Company and BCC to the Trustee for authentication, together with a written order of the Company and BCC in the form of an Officers' Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company and BCC shall authenticate and deliver such Securities.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company and BCC to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.04. Registrar and Paying Agent. The Company and BCC shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company and BCC may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company and BCC shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company and BCC shall notify the Trustee of the name and address of any such agent. If the Company and BCC fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company, BCC or any of their respective domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company and BCC initially appoint the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.05. Paying Agent To Hold Money in Trust. On or prior to each due date of the principal or

Accreted Value, as applicable, and interest on any Security, the Company and BCC shall deposit with the Paying Agent a sum sufficient to pay such principal or Accreted Value, as applicable, and interest so becoming due. The Company and BCC shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal or Accreted Value, as applicable, of or interest on the Securities and shall notify the Trustee of any default by the Company and BCC in making any such payment. If the Company, BCC or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company and BCC at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.06. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company and BCC shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company and BCC shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee, the Company or BCC, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company, BCC and the Trustee to protect the Company, BCC, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company, BCC and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company and BCC.

                  SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 10.06, a Security does not cease to be outstanding because the Company, BCC or an Affiliate of the Company or BCC holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee, the Company and BCC receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal in the case of the Senior Notes or Accreted Value in the case of the Senior Discount Notes and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue or accrete, as applicable.

                  SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company and BCC may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company and BCC consider appropriate for temporary Securities. Without unreasonable delay, the Company and BCC shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.10. Cancelation. The Company and BCC at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver canceled Securities to the Company and BCC upon a written direction of the Company and BCC. Except as expressly permitted herein, the Company and BCC may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancelation.

                  SECTION 2.11. Defaulted Interest. If the Company and BCC default in a payment of interest on the Securities, the Company and BCC shall pay the defaulted interest (plus interest on such defaulted interest at the rate borne by the Securities to the extent lawful) in any lawful manner. The Company and BCC may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company and BCC shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.12. CUSIP Numbers. The Company and BCC in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that none of the Company, BCC or the Trustee shall have any responsibility for any defect in the "CUSIP" number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE III

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Company and BCC elect to redeem Securities pursuant to paragraph 5(a) of the Securities or are required to redeem Securities pursuant to paragraph 5(b) of the Securities, they shall notify the Trustee in writing of the redemption date, the principal amount of Senior Notes or principal amount at maturity of Senior Discount Notes, as applicable, to be redeemed and that such redemption is being made pursuant to paragraph 5(a) or 5(b), as applicable, of the Securities.

                  The Company and BCC shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date, or if the Company and BCC are required to redeem Securities pursuant to paragraph 5(b), promptly after the occurrence of the event requiring such redemption unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company and BCC to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Senior Notes or Accreted Value of Senior Discount Notes, as applicable, in each case, that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. At least

30 days but not more than 60 days before a date for redemption of Securities, the Company and BCC shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities (or portion thereof) to be redeemed and shall state (including CUSIP numbers, if any):

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, or if a Security is to be redeemed in part only, the identification and principal amounts or Accreted Value, as applicable, of the particular Securities (or portion thereof) to be redeemed;

                  (6) that, unless the Company and BCC default in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue or accrete, as applicable, on and after the redemption date; and

                  (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's and BCC's written request, the Trustee shall give the notice of redemption in the Company's and BCC's name and at the Company's and BCC's expense. In such event, the Company and BCC shall provide the Trustee with the information required by this Section at least 45 days before the redemption date, or if the Company and BCC are required to redeem Securities pursuant to paragraph 5(b), promptly after the occurrence of the event requiring such redemption.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company and BCC shall deposit with the Paying Agent (or, if the Company, BCC or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company and BCC to the Trustee for cancelation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company and BCC shall execute and the Trustee shall authenticate for the Holder (at the Company's and BCC's expense) a new Security equal in principal amount in the case of the Senior Notes or Accreted Value in the case of the Senior Discount Notes to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Company and BCC shall promptly pay the principal or Accreted Value, as applicable, of and interest on the Securities in immediately available funds on the dates and in the manner provided in the Securities and in this Indenture. Principal or Accreted Value, as applicable, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal or Accreted Value, as applicable, and interest then due.

                  The Company and BCC shall pay interest on overdue principal or Accreted Value, as applicable, at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

                  SECTION 4.02. SEC Reports. Notwithstanding that the Company and BCC may not be required to remain subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (but only if the SEC accepts such filings) and provide the Trustee and Holders of the Securities with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act applicable to a U.S. corporation subject to such sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such sections. The Company and BCC shall also comply with the provisions of TIA Section 314(a).

                  Notwithstanding the foregoing, such reporting requirements shall be deemed satisfied (x) prior to April 10, 1999, if the Company delivers to the Trustee and the Holders of the Securities on or prior to such date copies of the audited consolidated financial statements of the Company for the three-year period ended December 31, 1998 and (y) prior to May 20, 1999, by filing with the SEC and delivering to the Trustee and the holders of the Securities on or prior to such date a registration statement under the Securities Act that contains the information that would be required in a Form 10-K for the Company for the year ended December 31, 1998, and a Form 10-Q for the Company for the quarter ended March 31, 1999, and any Form 8-K required under Section 13 or 15(d) of the Exchange Act.

                  SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness unless, after giving effect to the Incurrence on a pro forma basis (i) the Company's Leverage Ratio would not exceed 8.0 to 1.0 or (ii) such Indebtedness is Permitted Indebtedness.

                  (b) Permitted Indebtedness is defined to include any and all of the following:

                  (i) the Original Securities (and any Private
         Exchange Securities or Exchange Securities issued in exchange therefor);

                  (ii) Indebtedness outstanding on the Funding Date;

                  (iii) Indebtedness under the New Credit Facility in an aggregate principal amount outstanding or available at any one time not to exceed $875.0 million, which amount shall be permanently reduced by the amount of Net Available Proceeds used to Repay Indebtedness under the New Credit Facility to the extent such Net Available Proceeds are not intended to be subsequently reinvested in replacements, improvements or additions to existing or new Properties used or usable in a Domestic Telecommunications Business or used for the permanent repayment or reduction of other Indebtedness, pursuant to Section 4.07 (except at any time after the Company and BCC have made an Offer to Purchase in accordance with Section 4.07, any Net Available Proceeds remaining after such Offer to Purchase shall only reduce such amount to the extent such remaining Net Available Proceeds are used to permanently Repay Indebtedness under the New Credit Facility);

                  (iv) Permitted Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to Section 4.03(a)(i) or Section 4.03(b)
         (i), (ii), (ix) and (x);

                  (v) Indebtedness of the Company owing to and held by a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however, that any event that results in any such Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary, or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                  (vi) Indebtedness under Interest Rate Agreements entered into for the purpose of limiting risk in the ordinary course of the financial management of the Company or any of its Restricted Subsidiaries and not for speculative purposes; provided, however, that the obligations under such agreements are related to payment obligations on Indebtedness that was otherwise permitted to be Incurred by the terms of this Indenture at the time it was Incurred;

                  (vii) Indebtedness in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations (including, but not limited to, workers' compensation) and, in each case, not in connection with the borrowing of money or the obtaining of advances or credit (other than the extension of credit represented by the issuance for the account of the Company or any of its Restricted Subsidiaries of such letter of credit or performance bond itself);

                   (viii) Indebtedness not otherwise permitted under this
         Section 4.03 in an amount outstanding at any time during the period from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the sixth fiscal quarter after the quarter during which the Issue Date occurs (the "First Six Fiscal Quarters") not to exceed $35.0 million and at all times after the First Six Fiscal Quarters an amount outstanding at any time not to exceed $25.0 million; provided that any Indebtedness Incurred under this clause (viii) shall cease to be deemed Incurred or outstanding for purposes of this clause
         (viii) but shall be deemed Incurred for purposes of Section 4.03(a)(i) from and after the first date on which the Company could have Incurred such Indebtedness under Section 4.03(a)(i) without reliance upon this clause (viii);

                  (ix) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries consisting of Capitalized Lease Obligations or Purchase Money Indebtedness for Property used or to be used in connection with a Domestic Telecommunications Business;

         provided that (A) the aggregate principal amount of such Indebtedness (exclusive of the interest portion thereof and the reasonable costs of financing) does not exceed the lesser of the Fair Market Value or the purchase price and related costs of design, development, acquisition, construction or improvement of such Property at the time of such Incurrence and (B) the aggregate principal amount of all Indebtedness Incurred and then outstanding pursuant to this clause (ix) (together with all Permitted Refinancing Indebtedness Incurred in respect of Indebtedness previously Incurred pursuant to this clause (ix)) does not exceed $25.0 million;

                  (x) Acquired Indebtedness; provided that after giving effect to the underlying acquisition, merger or consolidation, either (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio referred to in Section 4.03(a)(i) or (B) such Leverage Ratio is no greater immediately following such acquisition, merger or consolidation than the Leverage Ratio immediately prior to such acquisition, merger or consolidation;

                  (xi) other Indebtedness in an amount not greater than twice the aggregate amount of cash Equity Interest Sale Proceeds; provided that such Equity Interest Sale Proceeds have not, in the discretion of the Company, been treated as Equity Interest Sale Proceeds for purposes of Section 4.04(a)(iii)(B); provided further that such Indebtedness shall have been Incurred at substantially the same time as such cash Equity Interest Sale Proceeds were received; and

                  (xii) Indebtedness arising from agreements providing for indemnification or adjustment of purchase price or from guarantees securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, Incurred or assumed in connection with the disposition of any Property or Restricted Subsidiary of the Company, other than guarantees or similar credit support by the Company or any Restricted Subsidiary of Indebtedness incurred by any Person acquiring all or any portion of such Property or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness permitted pursuant to this clause (xii) shall at no time exceed the net proceeds actually received from the sale of such Property or Restricted Subsidiary.

                  (c) For purposes of determining compliance with this Section 4.03,

                  (i) in the event that an item of Indebtedness (including Indebtedness issued to banks or other lenders) meets the criteria of more than one of the categories of Indebtedness described under Section 4.03(a)(i) and Section 4.03(b), the Company, in its sole discretion, will classify such item of Indebtedness as of the time of the Incurrence thereof (subject to the proviso in Section 4.03(b)(viii)) and will only be required to include the amount and type of such Permitted Indebtedness in one of the above clauses;

                  (ii) an item of Indebtedness (including Indebtedness issued to banks or other lenders) may be divided and classified in more than one of the types of Indebtedness described above; and

                  (iii) the accrual of interest, accretion of Accreted Value and payment of interest in the form of additional subordinated Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03.

                  SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment, (i) a Default or Event of Default shall have occurred and be continuing, (ii) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a)(i) or (iii) the aggregate amount of such Restricted Payment and (subject to Section 4.03(c)) all other Restricted Payments made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

                  (A) the result of (1) Cumulative EBITDA minus (2) the product of 1.2 and Cumulative Interest Expense, plus

                  (B) Equity Interest Sale Proceeds, plus

                  (C) the amount by which Indebtedness of the Company (other than subordinated Indebtedness) or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Equity Interests (other than Disqualified Equity Interests) in the Company (less the amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon conversion or exchange), plus

                  (D) an amount equal to the deemed net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from

                           (1) dividends, repayment of loans or advances, or
                  other transfers or distributions of Property (unless such transfers or distributions are otherwise included in the calculation of EBITDA for purposes of Section 4.04(a)(iii)(A)(1)), in each case to the Company or any Restricted Subsidiary from any Person or

                           (2) the redesignation of any Unrestricted
                  Subsidiary as a Restricted Subsidiary,

         not to exceed, in the case of (1) or (2), the amount of such Investments previously made by the Company and its Restricted Subsidiaries in such Person or such Unrestricted Subsidiary, as the case may be, which were treated as Restricted Payments.

                  (b) Notwithstanding the foregoing, the Company or any Restricted Subsidiary (as the case may be) may:

                  (i) pay dividends on or make distributions in respect of Equity Interests in the Company within 60 days of the declaration thereof if, on the declaration date, such dividends or distributions could have been paid in compliance with the foregoing limitation;

                  (ii) redeem, repurchase, defease, acquire or retire for value, any Indebtedness subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Securities with the proceeds of or in exchange for any Permitted Refinancing Indebtedness;

                  (iii) acquire, redeem or retire Equity Interests in the Company or Indebtedness of the Company subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Securities in exchange for, or in connection with a substantially concurrent issuance (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) of, Equity Interests in the Company (other than Disqualified Equity Interests) or in exchange for cash contributions to the equity capital of the Company;

                  (iv) with respect to any taxable year or portion thereof that the Company is a Pass-Through Entity, pay any dividend or other distribution on Equity Interests in the Company in an amount not to exceed the aggregate amount necessary to permit each Relevant Taxpayer to pay the Tax Liability of such Relevant Taxpayer with respect to such taxable year;

                  (v) pay any dividend or other distribution on Equity Interests in the Company or make loans to the Parent, in each case to allow BCI Management L.P. to acquire, redeem or retire Equity Interests in BCI Management, L.P. held directly or indirectly by a present or former employee of the Company or any Restricted Subsidiary (or such employee's estate, as the case may be) upon such employee's death, disability, retirement or termination of employment with the Company and any Restricted Subsidiary in an aggregate amount not to exceed $5.0 million per year

         (the "Base Amount"); provided that, to the extent not all the Base Amount is utilized to pay dividends in such year, the unused portion of such Base Amount may be carried forward to and be deemed part of the Base Amount for the immediately subsequent year; provided further that the Base Amount may not exceed $10.0 million in any year;

                  (vi) make Investments in Persons (including Unrestricted Subsidiaries) the primary businesses of which are Cable Businesses, Cable Programming Businesses or Related Businesses (other than Investments in Equity Interests in the Company or Tele-Communications, Inc.) in an aggregate amount (based on the amount actually invested) for all such Investments made pursuant to this clause (vi) not to exceed the sum of

                           (A) $20.0 million,

                           (B) an amount equal to the deemed net reduction
               in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from payment of dividends, repayment of loans or advances, or other transfers or distributions of Property to the Company or any Restricted Subsidiary from any Person (but only to the extent such net reduction has not been utilized to increase the amount of Restricted Payments permissible pursuant to Section 4.04(a)(iii)(A) or (iii)(D), and not to exceed, in the case of this clause (vi)(B), the amount of such Investments previously made by the Company and its Restricted Subsidiaries in such Person which were made in reliance on this clause (vi) and

                           (C) Equity Interest Sale Proceeds to the extent such
               Proceeds have not, in the discretion of the Company, been treated as Equity Interest Sale Proceeds for purposes of Section 4.04(a)(iii)(B);

                  (vii) pay dividends to the Parent, the proceeds of which are or will be used to pay, or reimburse the

         Parent for the payment of, management fees and monitoring fees of the Parent pursuant to and in amounts provided for in the Partnership Agreement; provided that such management fees may be increased on an annual basis to up to 5.0% of consolidated gross revenues of the Company to the extent necessary to cover the pro rata reimbursement of operating expenses (including pro rata amounts of salaries of Company Employees and overhead expenses) attributable to the Company; provided further that if at the time of such dividend a Default or an Event of Default shall have occurred and be continuing (or would result therefrom) such dividend shall be limited to an amount not to exceed the portion of the management fees that represents a pro rata reimbursement of operating expenses attributable to the Company;

                  (viii) declare and pay scheduled dividends (not constituting a return on capital) to holders of any Disqualified Equity Interests of the Company or any of its Restricted Subsidiaries subject to and Incurred in accordance with Section 4.03;

                  (ix) make Investments with Excluded Contributions; provided that such Excluded Contribution was received by the Company at substantially the same time as such Investment was made;

                  (x) make Investments in connection with the AT&T Joint Venture in an aggregate amount not to exceed the lesser of 66-2/3% of the amount of any cash equity contributions made by AT&T or its Affiliates (other than the Company and its Affiliates) in the AT&T Joint Venture and $25.0 million;

                  (xi) to the extent Investments in connection with the AT&T Joint Venture are made with Excluded Contributions in accordance with
         Section 4.04(b)(ix), make additional Investments in the AT&T Joint Venture in an aggregate amount not to exceed the lesser of 50% of the amount of such Excluded Contributions and $20.0 million; provided that each such additional Investment is made at substantially the same time as such Investment pursuant to Section 4.04(b)(ix); provided further that such Investment shall not be made at the same time or substantially the same time as the Company makes a distribution (other than a Tax Distribution) with respect to its Equity Interests;

                  (xii) acquire Equity Interests of any Person who beneficially owns, directly or indirectly, 50% or more of the total voting power of the Voting Equity Interests of the Company for the sole purpose of contributing the acquired Equity Interests to the Company's 401(k) Plan; provided that the contribution of the acquired Equity Interests is in the ordinary course and in lieu of cash contributions the Company would otherwise make to its 401(k) Plan; and

                  (xiii) make other Restricted Payments in an aggregate amount not to exceed $15.0 million.

                  (c) Any payments made pursuant to Section 4.04(b)(ii), (iii),
(iv), (vii), (viii), (ix), (xi) and (xii) shall be excluded from the calculation of the aggregate amount of Restricted Payments made after the Issue Date; provided, however, that the proceeds from the issuance of Equity Interests pursuant to Section 4.04(b)(iii) shall not constitute Equity Interest Sale Proceeds to the extent such proceeds are used in the manner set forth in Section 4.04(b)(iii) for purposes of Section 4.04(a)(iii)(B).

                  SECTION 4.05. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary that has Guaranteed (a) any Indebtedness of the Company or (b) any Indebtedness of a Restricted Subsidiary that has Guaranteed any Indebtedness of the Company to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property, whether now owned or hereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Securities will be secured by such Lien equally and ratably with all other Indebtedness of the Company or such Restricted Subsidiary secured by such Lien for so long as any such other Indebtedness of the Company or such Restricted Subsidiary shall be so secured; provided, however, that no Lien may be granted with respect to Indebtedness of the Company that is subordinated to the Securities.


                  SECTION 4.06. Limitation on Issuance of

Guarantees by Restricted Subsidiaries. (a) The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Securities ("Guaranteed Indebtedness"), unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Securities by such Restricted Subsidiary and (b) until one year after all the Securities have been paid in full in cash, such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this
Section 4.06(a) shall not be applicable to any Guarantee of any Restricted Subsidiary that (i) existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (ii) guarantees the payment of any principal, interest, penalties, fees, indemnification obligations, reimbursement obligations (including, without limitation, reimbursement obligations with respect to letters of credit and banker's acceptances), damages or other liabilities of the Company or any Restricted Subsidiary under the New Credit Facility. If the Guaranteed Indebtedness is (A) pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Securities, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities.

                  (b) Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (a) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Equity Interests in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (b) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  SECTION 4.07. Limitation on Asset Dispositions. (a) The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition unless:

                  (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the Fair Market Value of the Property sold or disposed of as determined by the Governing Authority in good faith and evidenced by a Resolution filed with the Trustee;

                  (ii) (A) at least 75% of the consideration for such disposition consists of

                           (1) cash or Temporary Cash Investments,

                           (2) the assumption of Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness that is subordinated to the Securities) and release of the Company and all Restricted Subsidiaries from all liability on the Indebtedness assumed or

                           (3) any notes, obligations or other securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition or

                            (B) the consideration paid to the Company or such
                  Restricted Subsidiary is in the form of Property (including franchises and licenses required to own or operate such Property) which is determined in good faith by the Governing Authority, as evidenced by a Resolution, to be used or usable in a Domestic Telecommunications Business; and

                  (iii) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Disposition complies with Section 4.07(a)(i) and (ii).

                  (b) The Net Available Proceeds (or any portion thereof) from Asset Dispositions may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness):

                  (i) to the permanent repayment or reduction of Indebtedness of the Company (other than subordinated Indebtedness) or a Restricted Subsidiary then outstanding (other than Indebtedness owed to the Company or any Affiliate of the Company); or

                  (ii) to reinvest in replacements, improvements or additions to existing or new Properties (including franchises and licenses required to own or operate such Properties) used or usable in a Domestic Telecommunications Business (including by means of an investment by a Restricted Subsidiary with Net Available Proceeds received by the Company or another Restricted Subsidiary).

Pending the final application of any such Net Available Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Available Proceeds in Temporary Cash Investments.

                  (c) Any Net Available Proceeds from an Asset Disposition not applied in accordance with the Section 4.07(b) within 365 days from the date of the receipt of such Net Available Proceeds shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an Offer to Purchase with such Excess Proceeds on a pro rata basis according to principal amount (or, in the case of Indebtedness issued at a discount, the then-Accreted Value) for

                  (i) outstanding Securities at a price in cash equal to, in the case of the Senior Notes, 100% of the principal amount thereof and, in the case of the Senior Discount Notes, 100% of the Accreted Value thereof on the purchase date plus, in each case, accrued and unpaid interest, if any, thereon (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture and

                  (ii) any other Indebtedness of the Company that is pari passu with the Securities, at a price no greater than 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (or 100% of the then Accreted Value plus accrued and unpaid interest, if any, to the purchase date in the case of original issue discount Indebtedness), to the extent, in the case of this
         Section 4.07(c)(ii), required under the terms thereof (other than Indebtedness owed to the Company or any Affiliate of the Company).

Any remaining Excess Proceeds may be applied to any use as determined by the Company which is not otherwise prohibited by this Indenture, and the amount of Excess Proceeds shall be reset to zero.

                  SECTION 4.08. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

                  (i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Equity Interests, or pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary,

                  (ii) make any loans or advances to the Company or any other Restricted Subsidiary or

                  (iii) transfer any of its Property to the Company or any other Restricted Subsidiary.

                  (b) Such limitation will not apply

                  (i) with respect to Section 4.08(a)(i), (ii) and

         (iii), to encumbrances and restrictions

                           (A) in existence on the Issue Date under or by reason
                  of any agreements in effect on the Issue Date, including under this Indenture and the Securities,

                           (B) in existence under or by reason of the New Credit
                  Facility; provided that such restrictions or encumbrances are no less favorable to the Holders of the Securities than those restrictions or encumbrances pursuant to the New Credit Facility as in effect on the Funding Date and as described in the Offering Memorandum; provided further, however, that the provisions of the New Credit Facility permit distributions to the Company for the purpose of, and in an amount sufficient to fund, the payment of principal due at Stated Maturity and interest in respect of the Securities (provided, in either case, that such payment is due or to become due within 30 days from the date of such distribution) at a time when there does not exist an event which after notice or passage of time or both would permit the lenders under the New Credit Facility to declare all amounts thereunder due and payable;

                           (C) relating to Indebtedness of a Restricted
                  Subsidiary and existing at such Restricted Subsidiary at the time it became a Restricted Subsidiary if either (1) such encumbrance or restriction was not created in connection with or in anticipation of the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or a Restricted Subsidiary or (2) such encumbrance or restriction was created in connection with the refinancing of preexisting Indebtedness in connection with or in anticipation of the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or a Restricted Subsidiary, and the new Indebtedness satisfies the requirements contained in the definition of "Permitted Refinancing Indebtedness", and such encumbrance or restriction relates only to the Property previously subject to an encumbrance or restriction under the preexisting Indebtedness and such encumbrance or restriction is no more restrictive than was its predecessor,

                           (D) which result from the renewal, refinancing,
                  extension or amendment of an agreement referred to in Section 4.08(b)(i)(A), (B) and (C) and in Section 4.08(b)(ii)(A) and
                  (B) below, provided such encumbrance or restriction is no more restrictive to such Restricted Subsidiary and is not materially less favorable to the Holders of Securities than those under or pursuant to the agreement so renewed, refinanced, extended or amended, and

                           (E) customary encumbrances or restrictions on
                  distributions of cash or other deposits or customary net worth maintenance covenants imposed by customers under contracts entered into in the ordinary course of business,

         and (ii) with respect to Section 4.08(a)(iii) only, to

                           (A) any encumbrance or restriction relating to
                  Indebtedness that is permitted to be Incurred and secured pursuant to Sections 4.03 and 4.05 that limits the right of the debtor to dispose of the Property securing such Indebtedness,

                           (B) any encumbrance or restriction in connection with
                  an acquisition of Property, so long as such encumbrance or restriction relates solely to the Property so acquired (and any improvements thereto) and was not created in connection with or in anticipation of such acquisition,

                           (C) customary provisions restricting subletting or
                  assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

                           (D) customary restrictions contained in asset sale
                  agreements limiting the transfer of such assets pending the closing of such sale or

                           (E) customary restrictions contained in cable
                  television franchise agreements limiting the transfer of the franchises granted thereby.

                  SECTION 4.09. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property, the rendering of any service or the modification, renewal or extension of any existing agreement with Affiliates of the Company) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless the terms of such Affiliate Transaction are

                  (i) (A) with respect to an Affiliate Transaction involving, or reasonably expected to involve, aggregate payments or value in excess of $1.0 million, set forth in writing, and (B) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such Affiliate Transaction for a similar transaction in arm's-length dealings with a Person who is not such an Affiliate,

                  (ii) with respect to an Affiliate Transaction involving, or reasonably expected to involve, aggregate payments or value in excess of $10.0 million, the Governing Authority approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with Section 4.09(a)(i)(B) as evidenced by a Resolution and

                  (iii) with respect to an Affiliate Transaction involving, or reasonably expected to involve, aggregate payments in excess of $50.0 million, the Company obtains an opinion letter from an Independent Appraiser to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view to the Company and its Restricted Subsidiaries.

                  (b) Notwithstanding the foregoing limitation, the Company or any of its Restricted Subsidiaries may enter into or suffer to exist the following:

                  (i) any transaction pursuant to any contract in existence on the Funding Date (including the repayment in full of the TCID Note and the Assumed TCI Debt) or any renewal, amendment, extension or replacement of such contract on terms that are in the aggregate no less favorable to the Company and its Restricted Subsidiaries, including contracts for the acquisition of cable television programming and equipment; provided that as this clause (i) relates to the Partnership Agreement, the Contribution Agreement, the New Supply Agreement, the TCID Note and the Assumed TCI Debt, each such agreement, note or debt in existence on the Funding Date shall be on terms that are no less favorable to the Company and its Restricted Subsidiaries than as are contemplated (including any changes to such terms) in the Offering Memorandum; provided further that any material amendment, modification or replacement or successor agreements to the New Supply Agreement shall have been approved by the Governing Authority and a majority of the disinterested limited partners of the Parent;

                  (ii) any Restricted Payment made in accordance with Section
         4.04 or any Permitted Investment;

                  (iii) any transaction or series of transactions between the Company and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries;

                  (iv) the payment of reasonable compensation (including amounts or Equity Interests (other than Disqualified Equity Interests) paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Restricted Subsidiaries;

                  (v) loans and advances to Company Employees (such loans to be made either directly to such Company Employees or through the Parent, the General Partner, Bresnan Communications, Inc. or BCI Management, L.P.) or loans to BCI Management, L.P. (directly or indirectly through the Parent, the General Partner or Bresnan Communications, Inc.), to allow BCI Management, L.P. to acquire, redeem or retire Equity Interests in BCI Management, L.P., held by Company Employees (or such Company Employee's estate, as the case may be) upon such employee's death, disability, retirement or termination of employment; provided that such loans and advances do not exceed $5.0 million at any one time outstanding;

                  (vi) customary indemnification payments to members of the Governing Authority or officers of the Company, any Restricted Subsidiary, the Parent, the General Partner or BCI Management L.P. for liabilities incurred in connection with the rendering of services to the Company; and

                  (vii) issuances of Equity Interests in the Company (other than Disqualified Equity Interests or Preferred Equity Interests) in connection with capital contributions.

                  (c) References, directly or indirectly, to any Person in
Section 4.09(b) is not intended to imply and should not be construed as implying that any such Person is an Affiliate of the Company.

                  SECTION 4.10. Designation of Restricted and Unrestricted Subsidiaries. (a) The Governing Authority may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if

                  (i) the Subsidiary to be so designated does not own any Equity Interests or Indebtedness of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary and

                  (ii) either (A) the Subsidiary to be so designated has total assets of $1,000 or less, (B) the portion (proportionate to the Company's Equity Interests in such Subsidiary) of the Fair Market Value of such Subsidiary at the time of such designation would be permitted as, and shall be deemed to constitute, an Investment pursuant to Section 4.04, or (C) such designation is effective immediately upon such entity becoming a Subsidiary of the Company. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in Section 4.10(b)(i) and (ii) will not be satisfied after giving pro forma effect to such classification.

Except as provided in the first sentence of this Section 4.10(a), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. Neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Indebtedness, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this
Section 4.10, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Guarantee previously made by such Restricted Subsidiary.

                  (b) The Governing Authority may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (i) the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a)(i) or the Company's Leverage Ratio would be no greater immediately following such designation than the Company's Leverage Ratio immediately preceding such designation and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom. In the case of the redesignation of an Unrestricted Subsidiary (which was previously a Restricted Subsidiary) as a Restricted Subsidiary, the Company shall be deemed to have a continuing "Investment" in an Unrestricted Subsidiary equal to the amount (if positive) equal to (a) the Company's "Investment" in such Unrestricted Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's Equity Interests in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such redesignation.

                  (c) Any such designation or redesignation by the Governing Authority will be evidenced to the Trustee by filing with the Trustee a Resolution giving effect to such designation or redesignation and an Officers' Certificate (i) certifying that such designation or redesignation complies with the foregoing provisions and (ii) giving the effective date of such designation or redesignation, such filing with the Trustee to occur within 75 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 120 days after the end of such fiscal year).

                  (d) The Company shall at all times cause each of BCC and Bresnan Telecommunications Company LLC to be a direct Wholly Owned Subsidiary.

                  SECTION 4.11. Limitation on Conduct of Business of BCC. BCC shall not conduct any business or other activities, own any Property, enter into agreements or Incur any Indebtedness or other liabilities, other than in connection with serving as an issuer and obligor with respect to the Securities.

                  SECTION 4.12. Limitation on Conduct of Business of the Company and BCC Prior to the Funding Date. Prior to the Funding Date, the Company and BCC are prohibited from conducting any business or other activities, owning any Property, entering into any agreements or Incurring any Indebtedness or liabilities, other than in connection with the issuance of the Original Securities or pursuant to and in accordance with the Escrow Agreement or the Contribution Agreement, provided that no such action undertaken with respect to the Contribution Agreement shall be effective or binding on the Company and BCC prior to the Funding Date.

                  SECTION 4.13. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company and BCC to repurchase all or any part (in a principal amount or Accreted Value, as applicable, equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, in the case of the Senior Notes, and 101% of the Accreted Value thereof, in the case of the Senior Discount Notes, in each case plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  (b) Within 30 days following any Change of Control, the Company and BCC shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send, by first-class mail, with a copy to the Trustee, to each Holder of Securities, at such Holder's address appearing in the Security Register, a notice stating: (A) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section
4.13 and that all Securities timely tendered will be accepted for payment; (B) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (C) that any Security (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment
Date) pursuant to the Change of Control Offer shall cease to accrue or accrete interest, as applicable, after the Change of Control Payment Date; (D) that any Security (or portions thereof) not properly tendered will continue to accrue or accrete interest, as applicable; (E) a description of the transaction or transactions constituting the Change of Control; and (F) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders of

Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

                  (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

                  (d) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section. On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on or promptly after the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

                  (e) The Company and BCC will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company and BCC will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section by virtue thereof.

                  (f) The Company and BCC shall not be required to make a Change of Control Offer upon a Change of Control if a third-party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with all requirements of this Section 4.13 applicable to a Change of Control made by the Company and BCC and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer. Securities repurchased by either the Company or BCC or such third party pursuant to a Change of Control Offer shall have the status of Securities issued but not outstanding or shall be retired or canceled, at the option of the Company and BCC.

                  SECTION 4.14. Compliance Certificate. The Company and BCC shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, commencing with the fiscal year ended December 31, 1999, an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company and BCC they would normally have knowledge of any Default by the Company or BCC and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company and BCC are taking or propose to take with respect thereto. The Company and BCC shall comply with TIA Section 314(a)(4).

                  SECTION 4.15. Applicability of Article IV; Investment Grade Ratings. During any period of time that (a) the Securities have Investment Grade Ratings from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing under this Indenture, the Company and the Restricted Subsidiaries will not be subject to the provisions of Section 4.03, 4.04, 4.07, 4.08, 4.09, 4.10(b)(i) (and Section 4.10(b)(i) as referred to in Section 4.10(a)) (collectively, the "Suspended Covenants"). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Securities below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of Section 4.04 as though Section 4.04 had been in effect during the entire period of time from the Issue Date.

                  SECTION 4.16.OID Certificate. The Company and BCC shall file with the Trustee promptly after the end of each calendar year (a) a written notice specifying the Accreted Value (including daily rates and accrual periods) of outstanding Senior Discount Notes as of the end of such year and (ii) such other specific information relating to such Accreted Value as may then be relevant under the Internal Revenue Code.

                  SECTION 4.17. Further Instruments and Acts. Upon request of the Trustee, the Company and BCC shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                    ARTICLE V

                                Successor Company

                  SECTION 5.01. When Company and BCC May Merge or Transfer Assets. (a) Neither the Company nor BCC may consolidate with or merge with or into any other Person (other than a merger of a Restricted Subsidiary (other than BCC) into the Company), or convey, sell, transfer, lease or otherwise dispose of all or substantially all of its Property (in one transaction or a series of related transactions), unless:

                  (i) either the Company or BCC, as applicable, shall be the surviving Person (the "Surviving Person"), or the Surviving Person (if other than the Company or BCC, as applicable) formed by such consolidation or into which the Company or BCC, as applicable, is merged or to which the Property of the Company or BCC, as applicable, is transferred shall be, in the case of BCC, a corporation, or in any other case, a corporation, partnership or trust, organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                  (ii) the Surviving Person (if other than the Company or BCC, as applicable) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or BCC, as applicable, under the Securities and this Indenture, and the obligations under this Indenture shall remain in full force and effect;

                  (iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Company's or BCC's Property, such Property shall have been transferred as an entirety or virtually as an entirety to one or more Persons; provided that all such transferees shall have jointly and severally assumed, as the Surviving Person, the obligations of the Company or BCC, as applicable, pursuant to clause (ii);

                  (iv) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (v) immediately after giving effect to such transaction on a pro forma basis (including, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), (A) the Surviving Person would be able to Incur at least $1.00 of additional Indebtedness pursuant Section 4.03(a)(i) or (B) the Leverage Ratio for the Surviving Person would be no greater immediately following such transaction than the Company's Leverage Ratio immediately preceding such transaction.

                  (b) Upon the consolidation, merger or transfer of all or substantially all of the assets of either the Company or BCC in accordance with Section 5.01(a), the successor corporation formed by such a consolidation or into which the Company or BCC is merged or to which such transfer is made shall succeed to, shall be substituted for and may exercise every right and power of the Company or BCC, as applicable, under the Securities and this Indenture, with the same effect as if such successor corporation had been named as the Company or BCC, as applicable, herein. In the event of any transaction (other than a lease) described and listed in Section 5.01 in which the Company or BCC, as applicable, is not the Surviving Person, the Surviving Person shall succeed to, be substituted for and may exercise every right and power of the Company or BCC, as applicable, and the Company and BCC, as applicable, shall be discharged from all obligations and covenants under the Securities and this Indenture.

                  SECTION 5.02. Applicability of Article V; Investment Grade Ratings. During any period of time that (a) the Securities have Investment Grade Ratings from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing under this Indenture, the Company and the Restricted Subsidiaries will not be subject to Section 5.01(a)(v). In the event that the Company and the Restricted Subsidiaries are not subject to Section 5.01(a)(v) for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Securities below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to Section 5.01(a)(v).


                                   ARTICLE VI

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. The following events shall be "Events of Default":

                  (1) the Company and BCC default in the payment of the principal or Accreted Value, as applicable, of, or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, mandatory repurchase or declaration or otherwise;

                  (2) the Company and BCC default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (3) the Company or BCC fails to comply with Article V;

                  (4) the Company or BCC fails to comply with any covenant or agreement in the Securities or in this Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 60 days after written notice is given to the Company and BCC as specified below;

                  (5) a default by the Company or any Restricted Subsidiary under any Indebtedness of the Company or any Restricted Subsidiary which results in acceleration of the maturity of such Indebtedness, or the failure to pay any such Indebtedness at final maturity, in an aggregate amount in excess of $15,000,000 or its foreign currency equivalent at the time;

                  (6) the Company, BCC or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company, BCC or any
                  Significant Subsidiary of the Company in an involuntary case;

                           (B) appoints a Custodian of the Company, BCC or any
                  Significant Subsidiary of the Company or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                  Company, BCC or any Significant Subsidiary of the Company; or

                           (D) grants any similar relief under any foreign laws;

         and in each such case the order or decree remains unstayed and in effect for 30 days; or

                  (8) any judgment or judgments for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in an aggregate amount in excess of $15,000,000 or its foreign currency equivalent at the time is entered against the Company or any Restricted Subsidiary and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount, in the case of the Senior Notes or aggregate principal amount at maturity, in the case of the Senior Discount Notes, of the Securities of a series then outstanding notify the Company and BCC (and in the case of such notice by Holders, the Trustee) of the Default and the Company and BCC do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company and BCC shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company or BCC) occurs and is continuing, the Trustee by notice to the Company and BCC, or the Holders of at least 25% in aggregate principal amount, in the case of the Senior Notes, or aggregate principal amount at maturity, in the case of the Senior Discount Notes, of the Securities of any series then outstanding by notice to the Company, BCC and the Trustee, may declare the principal or Accreted Value of, as applicable, and accrued and unpaid interest on all the Securities of that series to be due and payable. Upon such a declaration, such principal or Accreted Value, as applicable, and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company or BCC occurs, the principal or Accreted Value of, as applicable, and accrued and unpaid interest on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable. The Holders of a majority in aggregate principal amount, in the case of the Senior Notes, or aggregate principal amount at maturity, in the case of the Senior Discount Notes, of the outstanding Securities of a series by notice to the Trustee and the Company may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or Accreted Value, as applicable, or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or Accreted Value of, as applicable, or interest on the Securities of that series or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount, in the case of the Senior Notes, or aggregate principal amount at maturity, in the case of the Senior Discount Notes, of the Securities of a series then outstanding by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal or Accreted Value of, as applicable, or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount, in the case of the Senior Notes, or aggregate principal amount at maturity, in the case of the Senior Discount Notes, of the Securities of a series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities of that series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to
Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that subject to Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled, in accordance with Section 6.06(2), to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount, in the case of the Senior Notes, or aggregate principal amount at maturity, in the case of the Senior Discount Notes, of a series then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity, to the Trustee to pursue such proceeding as trustee; and

                  (3) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount or aggregate principal amount at maturity, as applicable, of the Securities of a series outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

                  The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal or Accreted Value of, as applicable, or interest on such Security on or after the applicable due date specified in such Security. A

Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

                  SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal or Accreted Value of, as applicable, and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and BCC for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, BCC, their respective creditors or their respective property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI with respect to the Securities of a series, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities of that series for principal or Accreted Value, as applicable, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal or Accreted Value as applicable, and interest, respectively; and

                  THIRD: to the Company and BCC.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company and BCC shall mail to each Securityholder of the applicable series and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount, in the case of the Senior Notes, or aggregate principal amount at maturity, in the case of the Senior Discount Notes, of a series of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. Each of the Company and BCC (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and BCC (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VII

                                     Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)  Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company and BCC.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA and the provisions of this Article VII shall apply to the Trustee in its role as Registrar, Paying Agent and Security Custodian.

                  (i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) the Trustee has received written notice thereof from the Company, BCC or any Holder or (b) a Trust Officer shall have actual knowledge thereof.

                  SECTION 7.02. Rights of Trustee. Subject to Sections 315(a) through (d) of the TIA:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and BCC, personally or by agent or attorney.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, BCC or their respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or coregistrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's or BCC's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or BCC in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal or Accreted Value of, as applicable, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 1999, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 each year that complies with TIA Section 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. Each of the Company and BCC agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company and BCC shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and BCC shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and BCC, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company and BCC promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and BCC shall not relieve the Company or BCC of its obligations hereunder. The Company and BCC shall defend the claim and the Trustee may have separate counsel and the Company and BCC, as applicable shall pay the fees and expenses of such counsel. The Company and BCC need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith. The Company and BCC need not pay for any settlement made by the Trustee without the Company's or BCC's consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

                  To secure the Company's and BCC's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's and BCC's payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Company or BCC, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The

Trustee may resign at any time by so notifying the Company and BCC. The Holders of a majority in aggregate principal amount or aggregate principal amount at maturity, as applicable, of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company and BCC shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company and BCC or by the Holders of a majority in aggregate principal amount or aggregate principal amount at maturity, as applicable, of the Securities then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company and BCC shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and BCC. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount or principal amount at maturity, as applicable, of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's and BCC's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof;

provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or BCC are outstanding if the requirements for such exclusion set forth in TIA
Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims
Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities;Defeasance.
(a) When (i) the Company and BCC deliver to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III and the Company or BCC irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company or BCC pays all other sums payable hereunder by the Company or BCC, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company and BCC accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company and BCC.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company or BCC at any time may terminate (i) all of their obligations under the Securities and this Indenture ("legal defeasance option") or (ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.13 and
the operation of Sections 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of

Sections 6.01(6) and (7), with respect only to Significant Subsidiaries) and the limitations contained in clause (e) of Section 5.01 ("covenant defeasance option"). The Company and BCC may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

                  If the Company or BCC exercises their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company and BCC exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4) (with respect to the covenants of Article IV identified in the immediately preceding paragraph), 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (with respect only to Significant Subsidiaries in the case of Sections 6.01(6) and 6.01(7)) or because of the failure of the Company and BCC to comply with the limitations contained in Section 5.01(a)(v). If the Company and BCC exercise their legal defeasance option or their covenant defeasance option, each Restricted Subsidiary shall be released from all its obligations under this Indenture.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company and BCC, the Trustee shall acknowledge in writing the discharge of those obligations that the Company and BCC terminate.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's and BCC's obligations in Sections 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05 and
8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's and BCC's obligations in Sections 7.07 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Company and BCC may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company or BCC irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal or Accreted Value, as applicable, of and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company and BCC deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal or Accreted Value, as applicable, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal or Accreted Value, as applicable, and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(6) or (7) with respect to the Company or BCC occurs that is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company or BCC;

                  (5) the Company and BCC deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company and BCC shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company and BCC shall have delivered to the Trustee an Opinion of Counsel to the effect that the

         Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company and BCC deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.04. Repayment to Company. Subject to Section 8.02(2), the Trustee and the Paying Agent shall promptly turn over to the Company and BCC upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company and BCC upon request any money held by them for the payment of principal or Accreted Value, as applicable, or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company and BCC for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Company and BCC shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and BCC's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that if the Company or BCC has made any payment of interest on or principal or Accreted Value, as applicable, of any Securities because of the reinstatement of its obligations, the Company and BCC shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX
                                   Amendments

                  SECTION 9.01. Without Consent of Holders. The Company, BCC and the Trustee may amend this Indenture or the Securities of any series without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article V;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Internal Revenue Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Internal Revenue Code;

                  (4) to add Guarantees with respect to the Securities or to secure the Securities or to reflect the release pursuant to the terms of this Indenture of a Restricted Subsidiary from its obligations with respect to a Subsidiary Guarantee;

                  (5) to add to the covenants of the Company and BCC for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or BCC;

                  (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                  (7) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Company and BCC shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Company, BCC and the Trustee may amend this Indenture with respect to any series or the Securities of a series without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount or aggregate principal amount at maturity, as applicable, of the Securities of that series then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) affected by such amendment. However, without the consent of each Securityholder affected thereby, an amendment may not:

                  (1) reduce the amount of Securities of any series whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal or Accreted Value, as applicable, of or extend the Stated Maturity of any

         Security;

                  (4) make any Security payable in money other than that stated in the Security;

                  (5) impair the right of any Holder to receive payment of principal or Accreted Value, as applicable, of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

                  (6) subordinate in right of payment, or otherwise subordinate the securities to any other obligation of either the Company or BCC;

                  (7) reduce the amount payable upon the redemption or repurchase of any Security under Article III or Section 4.07 or 4.13, change the time at which any Security may or shall be redeemed in accordance with Article III, or, at any time after a Change of Control or Asset Sale has occurred, change the time at which any Change of Control Offer or Offer to Purchase must be made or at which the Securities must be repurchased pursuant to such Change of Control Offer or Offer to Purchase;

                  (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

                  (9) modify any mandatory redemption provisions, if any, of a series of Securities; or

                  (10) release either the Company or BCC from its obligations under this Indenture (other than Article V).

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company and BCC shall mail to Securityholders of each applicable series a notice briefly describing such amendment. The failure to give such notice to all

Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Company and BCC may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company, BCC or the Trustee so determines, the Company and BCC in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. None of the Company, BCC or any Affiliate of the Company or BCC shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders of all Securities that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                    ARTICLE X

                                  Miscellaneous
                  SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 10.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:
                                    if to the Company:

                                    c/o Bresnan Communications, Inc.
                                    709 Westchester Avenue
                                    White Plains, NY 10604

                                    Attention of: General Counsel


                                    if to BCC:

                                    c/o Bresnan Communications, Inc.
                                    709 Westchester Avenue
                                    White Plains, NY 10604

                                    Attention of: General Counsel


                                    if to the Trustee:

                                    State Street Bank and Trust Company
                                    Goodwin Square
                                    225 Asylum Street
                                    Hartford, CT 06103

                                    Attention of:
                                    Corporate Trust Division

                  The Company, BCC or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 10.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, BCC, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or BCC to the Trustee to take or refrain from taking any action under this Indenture, the Company and BCC shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 10.06. When Securities Disregarded. In determining whether the Holders of the required principal amount or principal amount at maturity, as applicable, of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, BCC or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or BCC shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 10.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent or coregistrar may make reasonable rules for their functions.

                  SECTION 10.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York, Connecticut and Massachusetts. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 10.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 10.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or BCC shall not have any liability for any obligations of the Company or BCC under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 10.11. Successors. All agreements of the Company and BCC in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 10.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                         BRESNAN
                                         COMMUNICATIONS GROUP
                                         LLC,

                                         by    Bresnan Communications Company
                                               Limited Partnership, its sole
                                               member,

                                         by    BCI (USA), L.L.C., managing
                                               general
                                               partner,

                                         by    Bresnan Communications, Inc.,
                                               member,

                                         by       /s/ Jeffery S. DeMond
                                               ------------------------------
                                               Name:  Jeffery S. DeMond
                                               Title: SVP/CFO



                                         BRESNAN CAPITAL CORPORATION,

                                         by       /s/ Jeffery S. DeMond
                                               -------------------------------
                                               Name:  Jeffery S. DeMond
                                               Title: VP


                                         STATE STREET BANK AND TRUST COMPANY, as
                                         Trustee,

                                         by       /s/ Cauna M. Silva
                                               ---------------------------------
                                               Name:  Cauna M. Silva
                                               Title: Assistant Vice President

                                                                      APPENDIX A
                    PROVISIONS RELATING TO INITIAL SECURITIES
                             AND EXCHANGE SECURITIES


         1. Definitions

         1.1  Definitions

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository, Euroclear and Cedel for such a Temporary Regulation S Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Cedel" means Cedel Bank, S.A., or any successor securities clearing agency.

                  "Definitive Security" means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(d).

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

                  "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

                  "Exchange Securities" means the Exchange Senior Notes and the Exchange Senior Discount Notes.

                  "Exchange Senior Discount Notes" means the 9 1/4% Senior Discount Notes due 2009 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement.

                  "Exchange Senior Notes" means the 8% Senior Notes due 2009 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement.

                  "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Initial Purchasers" means Salomon Smith Barney Inc., Chase Securities Inc., Morgan Stanley & Co. Incorporated and TD Securities (USA) Inc.

                  "Initial Securities" means the Initial Senior Notes and the Initial Senior Discount Notes.

                  "Initial Senior Discount Notes" means the 9 1/4% Senior Discount Notes due 2009 to be originally issued from time to time, excluding Exchange Senior Discount Notes and Private Exchange Senior Discount Notes, in one or more series as provided for in this Indenture.

                  "Initial Senior Notes" means the 8% Senior Notes due 2009 to be originally issued from time to time, excluding Exchange Senior Notes and Private Exchange Senior Notes, in one or more series as provided for in this Indenture.

                  "Original Securities" means the Original Senior Notes and the Original Senior Discount Notes.

                  "Original Senior Discount Notes" means Initial Senior Discount Notes in the aggregate principal amount at maturity of $275,000,000 ($175,021,000 gross proceeds) issued on February 2, 1999.

                  "Original Senior Notes" means Initial Senior Notes in the aggregate principal amount of $170,000,000 issued on February 2, 1999.

                  "Private Exchange" means the offer by the Company, pursuant to
Section 2 of the Registration Agreement dated January 25, 1999, or pursuant to any similar provision of any other Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount or aggregate principal amount at maturity, as applicable, of Private Exchange Securities.

                  "Private Exchange Securities" means the Private Exchange Senior Notes and the Private Exchange Senior Discount Notes.

                  "Private Exchange Senior Discount Notes" means the 9 1/4% Senior Discount Notes due 2009 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to the Registration Agreement.

                  "Private Exchange Senior Notes" means the 8% Senior Notes due 2009 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to the Registration Agreement.

                  "Purchase Agreement" means the Purchase Agreement dated January 25, 1999, among the Company, BCC, the Parent and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any future sale of Initial Securities by the Company and BCC.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount or aggregate principal amount at maturity, as applicable, of Exchange Securities registered under the Securities Act.

                  "Registration Agreement" means the Registration

Rights Agreement dated January 25, 1999, among the Company, BCC and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any additional Initial Securities.

                  "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

                  "Securities" means the Senior Notes and the Senior Discount Notes.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

                  "Senior Discount Notes" means the Initial Senior Discount Notes, the Exchange Senior Discount Notes and the Private Exchange Senior Discount Notes, treated as a single class.

                  "Senior Notes" means the Initial Senior Notes, the Exchange Senior Notes and the Private Exchange Senior Notes, treated as a single class.

                  "Shelf Registration Statement" means a registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the Registration Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

         1.2  Other Definitions

                                                                   Defined in
                                                                  TermSection:

"Agent Members"   2.1(b)
"Global Security" 2.1(a)

"IAI Global Security"  2.1(a)
"Regulation S" 2.1
"Rule 144A" 2.1
"Rule 144A Global Security"  2.1(a)
"Permanent Regulation S Global Security"  2.1(a)
"Temporary Regulation S Global Security   2.1(b)

         2.       The Securities

         2.1      Form and Dating

                  The Initial Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. Initial Securities not issued pursuant to an offering registered under the Securities Act will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs, non-U.S. purchasers in reliance on Regulation S and IAIs under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, subject to the restrictions on transfers set forth herein.

                  (a) Global Securities. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security"), Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities (collectively, the "Temporary Regulation S Global Security") and, subject to Section 2.4 hereof, Initial Securities transferred subsequent to the initial resale thereof to IAIs shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form (collectively, the "IAI Global Security"), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

Beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, a permanent global security (the "Permanent Regulation S Global Security"), or any other Security without a legend containing restrictions on transfer of such Security prior to the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Security, Temporary Regulation S Global Security, IAI Global Security and Permanent Regulation S Global Security are collectively referred to herein as "Global Securities." The aggregate principal amount in the case of the Senior Notes or principal amount at maturity in the case of the Senior Discount Notes of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

                  The Company and BCC shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company and BCC, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as Securities Custodian.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Company, BCC, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.

Notwithstanding the foregoing, nothing herein shall prevent the Company, BCC, the Trustee or any agent of the Company, BCC or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         2.2 Authentication. The Trustee shall authenticate and deliver: (1) Original Senior Notes for original issue in an aggregate principal amount of $170,000,000, (2) Original Senior Discount Notes for original issue in an aggregate principal amount at maturity of $275,000,000 ($175,021,000 aggregate gross proceeds), (3) additional Initial Senior Notes, if and when issued, in an aggregate principal amount of up to $80,000,000, (4) additional Initial Senior Discount Notes, if and when issued, in an aggregate principal amount at maturity yielding gross proceeds of up to $24,979,000, (5) the Exchange Senior Notes or Private Exchange Senior Notes for issue only in a Registered Exchange Offer or Private Exchange, respectively, pursuant to the Registration Agreement, for a like principal amount of Initial Senior Notes or Private Exchange Senior Notes, as applicable, in each case upon a written order of the Company and BCC signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of each of the Company and BCC and (6) the Exchange Senior Discount Notes or Private Exchange Senior Discount Notes for issue only in a Registered Exchange Offer or Private Exchange, respectively, pursuant to the Registration Agreement, for a like principal amount at maturity of Initial Senior Discount Notes or Private Exchange Senior Discount Notes, as applicable, in each case upon a written order of the Company and BCC signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of each of the Company and BCC. Such orders shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial

Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Senior Notes outstanding at any time may not exceed $250,000,000 and the aggregate principal amount at maturity of Senior Discount Notes outstanding may not yield aggregate gross proceeds (measured at the time of original issuance) in excess of $200,000,000, in each case except as provided in Section 2.08 of this Indenture.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a coregistrar with a request:

                  (x) to register the transfer of such Definitive Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount or principal amount at maturity, as applicable, of Definitive Securities of other authorized denominations,

the Registrar or coregistrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, BCC and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) if such Definitive Securities bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                           (B) if such Definitive Securities are being
                  transferred to the Company and BCC, a certification to that effect; or

                           (C) if such Definitive Securities are being
                  transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Company and BCC so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

                  (b)  Transfer and Exchange of Global Securities.

                  (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. In the case of a transfer of a beneficial interest in a Global Security to an IAI, the transferee must furnish a signed letter to the Trustee containing certain representations and agreements (the form of which letter can be obtained from the Trustee, the Company or BCC and is attached as Exhibit B).

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount or principal amount at maturity, as applicable, of the Global Security to which such interest is being transferred in an amount equal to the principal amount or principal amount at maturity, as applicable, of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount or principal amount at maturity, as applicable, of Global Security from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (iv) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (c) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Cedel in accordance with the Applicable Procedures and only (i) to the Company and BCC, (ii) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S, or (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. During the Distribution Compliance Period, interests in the Temporary Regulation S Global Security may not be transferred to institutions that are IAIs (but not QIBs).

                  (d)  Legend.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii) and (iv), each certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY AND BCC THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED
         (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY OR BCC AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY AND BCC, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN A

         TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR 904 UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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b)(3) OF REGULATION S UNDER THE SECURITIES ACT)), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY, BCC AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY AND BCC THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH
         (k)(2)(i) OF RULE 902 UNDER) REGULATION S

         UNDER THE SECURITIES ACT."

Each Definitive Security will also bear the following additional legend:

                  "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

                           (A) in the case of any Transfer Restricted Security
                  that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (B) in the case of any Transfer Restricted Security
                  that is represented by a Global Security, the Registrar shall permit the beneficial owner thereof to exchange such Transfer Restricted Security for a beneficial interest in a Global Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security if the Security is a Definitive Security).

                  (iii) After a transfer of any Initial Securities or Private Exchange Securities, as the case may be, during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, all requirements pertaining to restricted legends on such

         Initial Security or such Private Exchange Security will cease to apply and an Initial Security or Private Exchange Security, as the case may be, in global form without restricted legends will be available to the transferee of the beneficial interests of such Initial Securities or Private Exchange Securities. Upon the occurrence of any of the circumstances described in this paragraph, the Company and BCC will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, Exchange Securities in global form without restricted legends will be available to Holders or beneficial owners that exchange such Initial Securities (or beneficial interests therein) in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company and BCC will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

                  (e) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount or principal amount at maturity, as applicable, of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (f) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Company and BCC shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.08 and 9.05 of this Indenture).

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, BCC, the Trustee, the Paying Agent, the Registrar or any coregistrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, BCC, the Trustee, the Paying Agent, the Registrar or any coregistrar shall be affected by notice to the contrary.


                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (g)  No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global

         Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4  Certificated Securities

              (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount or principal amount at maturity, as applicable, equal to the principal amount or principal amount at maturity, as applicable, of such Global Security, in exchange for such Global Security only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company and BCC that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company and BCC within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Company and BCC, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount or principal amount at maturity, as applicable, of Definitive Securities of authorized denominations. Definitive Securities issued in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company and BCC will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                   to APPENDIX A


                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY, BCC OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY AND BCC THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY OR BCC AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY AND BCC, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A

UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR 904 UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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b)(3) OF REGULATION S UNDER THE SECURITIES ACT)), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY, BCC AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY AND BCC THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7)

UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

                 [Temporary Regulation S Global Security Legend]

              BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE RULE 144A GLOBAL NOTE OR THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY RESTRICTED PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH THE EUROCLEAR SYSTEM OR CEDEL S.A. AND ONLY (A) TO THE COMPANY, BCC OR ANY SUBSIDIARY OF THE COMPANY OR BCC, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE). DURING SUCH 40-DAY RESTRICTED PERIOD, INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY NOT BE TRANSFERRED TO INSTITUTIONS THAT ARE "ACCREDITED INVESTORS" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT BUT NOT QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF SUCH RESALE RESTRICTIONS, IF THEN APPLICABLE.


IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER

INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.